                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report: SEPTEMBER 30, 2002
               Date of Earliest Event Reported: SEPTEMBER 30, 2002

                            LIBERTY MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                  0-2042                        84-1288730
          (Commission File Number) (I.R.S. Employer Identification No.)

                             12300 LIBERTY BOULEVARD
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400

ITEM 5.     OTHER EVENTS.

      Liberty Media Corporation ("Liberty") adopted Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("Statement 142") effective January 1, 2002. Statement 142, among other matters, requires that goodwill and intangible assets with indefinite useful lives no longer be amortized following the adoption of Statement
      142. Liberty's interim financial statements included in its Form 10-Q filings for the first and second quarters of 2002 reflect the application of Statement 142.

      Liberty's financial statements as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000, the ten months ended
      December 31, 1999 and the two months ended February 28, 1999, included in its Annual Report on Form 10-K, (the "Most Recent Annual Financial Statements") are incorporated by reference into certain registration statements filed by Liberty prior to and subsequent to the issuance of its interim financial statements reflecting the initial adoption of Statement 142. In response to the SEC Staff's position regarding the application of the transitional disclosures described in Paragraph 61 of Statement 142 to previously issued annual financial statements included or incorporated by reference into registration statements, Liberty is revising its Most Recent Annual Financial Statements to include such transitional disclosures in note 3 of the Notes to Consolidated Financial Statements under the heading "Recent Accounting Pronouncements." The revised financial statements are included herein.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibit

           23  Consent of KPMG LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2002

                                         LIBERTY MEDIA CORPORATION


                                         By: /s/Charles Y. Tanabe
                                            -------------------------------
                                         Name:  Charles Y. Tanabe
                                         Title: Senior Vice President and
                                                  General Counsel

                                  EXHIBIT INDEX


EXHIBIT     DESCRIPTION
-------     -----------
23          Consent of KPMG LLP


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Liberty Media Corporation:


We have audited the accompanying consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty" or "Successor") as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 (Predecessor period). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor consolidated financial statements present fairly, in all material respects, the financial position of New Liberty as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the Successor periods, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor consolidated financial statements present fairly, in all material respects, the results of their operations and their cash flows for the Predecessor period, in conformity with accounting principles generally accepted in the United States of America.

As discussed in notes 3 and 8 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.

As discussed in note 1 to the consolidated financial statements, effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Liberty Media Corporation, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.





                                          KPMG LLP

Denver, Colorado
March 8, 2002

                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2001 and 2000


                                                                                          2001        2000 *
                                                                                        --------     --------
                                                                                         amounts in millions

Assets
Current assets:
     Cash and cash equivalents                                                          $  2,077        1,295
     Short-term investments                                                                  397          500
     Trade and other receivables, net                                                        356          307
     Prepaid expenses and program rights                                                     352          283
     Deferred income tax assets (note 9)                                                     311          242
     Other current assets                                                                     38           73
                                                                                        --------      -------

         Total current assets                                                              3,531        2,700
                                                                                        --------      -------

Investments in affiliates, accounted for using the equity method, and
     related receivables (note 5)                                                         10,076       20,464

Investments in available-for-sale securities and other cost investments
     (note 6)                                                                             23,544       19,035

Property and equipment, at cost                                                            1,190          976
Accumulated depreciation                                                                    (249)        (131)
                                                                                        --------      -------
                                                                                             941          845
                                                                                        --------      -------
Intangible assets:
     Excess cost over acquired net assets                                                 10,752       10,896
     Franchise costs                                                                         190          190
                                                                                        --------      -------
                                                                                          10,942       11,086
     Accumulated amortization                                                             (1,588)        (998)
                                                                                        --------      -------
                                                                                           9,354       10,088
                                                                                        --------      -------

Other assets, at cost, net of accumulated amortization                                     1,093        1,136
                                                                                        --------      -------

         Total assets                                                                   $ 48,539       54,268
                                                                                        ========      =======

                                                                                             (continued)

                      LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2001 and 2000


                                                                                          2001        2000 *
                                                                                        --------     --------
                                                                                         amounts in millions

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                                   $    127          148
     Accrued interest payable                                                                159          105
     Other accrued liabilities                                                               278          401
     Accrued stock compensation (note 11)                                                    833        1,216
     Program rights payable                                                                  240          179
     Current portion of debt                                                               1,143        1,094
                                                                                        --------      -------
         Total current liabilities                                                         2,780        3,143
                                                                                        --------      -------

Long-term debt (note 8)                                                                    4,764        5,269
Call option obligations (note 8)                                                           1,320           --
Deferred income tax liabilities (note 9)                                                   8,977       11,337
Other liabilities                                                                            442           62
                                                                                        --------      -------
         Total liabilities                                                                18,283       19,811
                                                                                        --------      -------

Minority interests in equity of subsidiaries                                                 133          348

Stockholders' equity (note 10):
     Preferred stock, $.01 par value.  Authorized 50,000,000 shares; no
        shares issued and outstanding                                                         --           --
     Series A common stock $.01 par value.  Authorized 4,000,000,000 shares; issued and outstanding 2,378,127,544 shares at December 31,
        2001                                                                                  24           --
     Series B common stock $.01 par value.  Authorized 400,000,000 shares;
        issued and outstanding 212,045,288 shares at December 31, 2001                         2           --
     Additional paid-in capital                                                           35,996       35,042
     Accumulated other comprehensive earnings (loss), net of taxes (note 13)                 840         (397)
     Accumulated deficit                                                                  (6,739)        (536)
                                                                                        --------      -------
         Total stockholders' equity                                                       30,123       34,109
                                                                                        --------      -------

Commitments and contingencies (note 14)
         Total liabilities and stockholders' equity                                     $ 48,539       54,268
                                                                                        ========      =======

---------------------
* as restated, see note 2

See accompanying notes to consolidated financial statements.

                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                               New Liberty                         Old Liberty
                                                           ----------------------------------------------------   -------------
                                                               Year                Year             Ten months     Two months
                                                               ended               ended               ended          ended
                                                           December 31,        December 31,        December 31,    February 28,
                                                               2001               2000 *              1999 *          1999
                                                           ------------        ------------        ------------    ------------
                                                                                   amounts in millions
                                                                                         (note 2)
Revenue:
     Unaffiliated parties                                   $    1,849               1,283                 549              192
     Related parties (note 10)                                     210                 243                 180               43
                                                            ----------          ----------          ----------      -----------
                                                                 2,059               1,526                 729              235
                                                            ----------          ----------          ----------      -----------
Operating costs and expenses:
     Operating                                                   1,089                 801                 343               95
     Selling, general and administrative ("SG&A")                  573                 348                 229               87
     Charges from related parties (note 10)                         20                  37                  24                6
     Stock compensation-SG&A (note 11)                             132               (950)               1,785              183
     Depreciation                                                  209                 122                  19                7
     Amortization                                                  775                 732                 543               15
     Impairment of long-lived assets (note 3)                      388                  --                  --               --
                                                            ----------          ----------          ----------      -----------
                                                                 3,186               1,090               2,943              393
                                                            ----------          ----------          ----------      -----------

         Operating income (loss)                                (1,127)                436              (2,214)            (158)

Other income (expense):
     Interest expense                                             (525)               (399)               (135)             (26)
     Dividend and interest income                                  272                 301                 242               10
     Share of losses of affiliates, net (note 5)                (4,906)             (3,485)               (904)             (66)
     Nontemporary declines in fair value of
        investments (note 6)                                    (4,101)             (1,463)                 --               --
     Realized and unrealized gains (losses) on
        financial instruments, net (note 3)                       (174)                223                (153)              --
     Gains (losses) on dispositions, net (notes 5 and             (310)              7,340                   4               14
        6)
     Other, net                                                    (11)                  3                  (4)             363
                                                            ----------          ----------          ----------      -----------
                                                                (9,755)              2,520                (950)             295
                                                            ----------          ----------          ----------      -----------
        Earnings (loss) before income taxes and
           minority interest                                   (10,882)              2,956              (3,164)             137

Income tax benefit (expense) (note 9)                            3,908              (1,534)              1,097             (211)
Minority interests in losses of subsidiaries                       226                  63                  46                4
                                                            ----------          ----------          ----------      -----------
        Earnings (loss) before cumulative effect of
          accounting change                                     (6,748)              1,485              (2,021)             (70)

Cumulative effect of accounting change, net of taxes
     (notes 3 and 8)                                               545                  --                  --               --
                                                            ----------          ----------          ----------      -----------
        Net earnings (loss)                                 $   (6,203)              1,485              (2,021)             (70)
                                                            ==========          ==========          ==========      ===========
Pro forma earnings (loss) per common share (note 3):
     Pro forma basic and diluted earnings (loss)
        before cumulative effect of accounting change       $    (2.61)                .57                (.78)            (.03)
     Cumulative effect of accounting change, net of
        taxes                                                      .21                  --                  --               --
                                                            ----------          ----------          ----------      -----------
     Pro forma basic and diluted net earnings (loss)        $    (2.40)                .57                (.78)            (.03)
                                                            ==========          ==========          ==========      ===========

     Pro forma number of common shares outstanding               2,588               2,588               2,588            2,588
                                                            ==========          ==========          ==========      ===========


--------------------
* as restated, see note 2

See accompanying notes to consolidated financial statements.

                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS


                                                                               New Liberty                         Old Liberty
                                                           ----------------------------------------------------    ------------
                                                               Year                Year             Ten months     Two months
                                                               ended               ended               ended          ended
                                                           December 31,        December 31,        December 31,    February 28,
                                                               2001                2000 *              1999 *         1999
                                                           ------------        ------------        ------------    ------------
                                                                                   amounts in millions

Net earnings (loss)                                         $   (6,203)              1,485              (2,021)             (70)
                                                            ==========          ==========          ==========      ===========

Other comprehensive earnings, net of taxes (note 13):
     Foreign currency translation adjustments                     (359)               (202)                 60              (15)
     Unrealized holding gains (losses) arising during
        the period                                              (1,013)             (6,115)              6,488              885
     Recognition of previously unrealized losses
        (gains) on available-for-sale securities, net            2,696                (635)                  7               --
     Cumulative effect of accounting change (notes 3
        and 8)                                                     (87)                 --                  --               --
                                                            ----------          ----------          ----------      -----------
     Other comprehensive (loss) earnings                         1,237              (6,952)              6,555              870
                                                            ----------          ----------          ----------      -----------

Comprehensive earnings (loss)                               $   (4,966)             (5,467)              4,534              800
                                                            ==========          ==========          ==========      ===========


--------------------
* as restated, see note 2

See accompanying notes to consolidated financial statements.

                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                                           Additional
                                                                         Preferred       Common stock       paid-in
                                                                           Stock     Series A   Series B    Capital
                                                                         ---------   ---------  --------   ----------
                                                                                          amounts in millions
Balance at January 1, 1999                                               $      --          --        --        4,682
    Net loss                                                                    --          --        --           --
    Other comprehensive earnings                                                --          --        --           --
    Other transfers from related parties, net                                   --          --        --          430
                                                                         ---------   ---------  --------   ----------
Balance on February 28, 1999                                             $      --          --        --        5,112
                                                                         =========   =========  ========   ==========

Balance at March 1, 1999 (as restated, see note 2)                       $      --          --        --       33,500
    Net loss                                                                    --          --        --           --
    Other comprehensive earnings                                                --          --        --           --
    Transfer from related party for redemption of debentures                    --          --        --          354
    Gains in connection with issuances of stock of affiliates and
       subsidiaries, net of taxes (note 10)                                     --          --        --          108
    Utilization of net operating losses of Liberty by AT&T (note 9)             --          --        --          (88)
                                                                         ---------    --------  --------   ----------
Balance at December 31, 1999                                                    --          --        --       33,874
                                                                         ---------    --------  --------   ----------
    Net earnings                                                                --          --        --           --
    Other comprehensive loss                                                    --          --        --           --
    Issuance of AT&T Class A Liberty Media Group common stock for
       acquisitions (note 7)                                                    --          --        --        1,064
    Gains in connection with issuances of stock by affiliates and
       subsidiaries, net of taxes (note 10)                                     --          --        --          355
    Utilization of net operating losses of Liberty by AT&T (note 9)             --          --        --          (38)
    Other transfers to related parties, net                                     --          --        --         (213)
                                                                         ---------    --------  --------   ----------
Balance at December 31, 2000                                                    --          --        --       35,042
                                                                         ---------    --------  --------   ----------
    Net loss                                                                    --          --        --           --
    Other comprehensive earnings                                                --          --        --           --
    Issuance of common stock upon consummation of Split Off
       Transaction (note 2)                                                     --          24         2          (26)
    Contribution from AT&T upon consummation of Split Off Transaction
       (note 2)                                                                 --          --        --          803
    Accrual of amounts due to AT&T for taxes on deferred intercompany
       gains (note 2)                                                           --          --        --         (115)
    Losses in connection with issuances of stock by subsidiaries and
       affiliates, net of taxes (note 10)                                       --          --        --           (8)
    Utilization of net operating losses of Liberty by AT&T prior to
       Split Off Transaction (note 9)                                           --          --        --           (2)
    Stock option exercises and issuance of restricted stock prior to
       Split Off Transaction                                                    --          --        --          302
                                                                         ---------    --------  --------   ----------
Balance at December 31, 2001                                             $      --          24         2       35,996
                                                                         =========    ========  ========   ==========



                                                                           Accumulated
                                                                              other
                                                                          comprehensive        Accumulated           Total
                                                                            earnings,           (deficit)        stockholders'
                                                                          net of taxes          earnings            equity
                                                                          -------------        -----------       -------------
                                                                                           amounts in millions

Balance at January 1, 1999                                                       3,186                952               8,820
    Net loss                                                                        --                (70)                (70)
    Other comprehensive earnings                                                   870                 --                 870
    Other transfers from related parties, net                                       --                 --                 430
                                                                           -----------          ---------         -----------
Balance on February 28, 1999                                                     4,056                882              10,050
                                                                           ===========          =========         ===========

Balance at March 1, 1999 (as restated, see note 2)                                  --                 --              33,500
    Net loss                                                                        --             (2,021)             (2,021)
    Other comprehensive earnings                                                 6,555                 --               6,555
    Transfer from related party for redemption of debentures                        --                 --                 354
    Gains in connection with issuances of stock of affiliates and
       subsidiaries, net of taxes (note 10)                                         --                 --                 108
    Utilization of net operating losses of Liberty by AT&T (note 9)                 --                 --                 (88)
                                                                           -----------          ---------         -----------
Balance at December 31, 1999                                                     6,555             (2,021)             38,408
                                                                           -----------          ---------         -----------
    Net earnings                                                                    --              1,485               1,485
    Other comprehensive loss                                                    (6,952)                --              (6,952)
    Issuance of AT&T Class A Liberty Media Group common stock for
       acquisitions (note 7)                                                        --                 --               1,064
    Gains in connection with issuances of stock by affiliates and
       subsidiaries, net of taxes (note 10)                                         --                 --                 355
    Utilization of net operating losses of Liberty by AT&T (note 9)                 --                 --                 (38)
    Other transfers to related parties, net                                         --                 --                (213)
                                                                           -----------          ---------         -----------
Balance at December 31, 2000                                                      (397)              (536)             34,109
                                                                           -----------          ---------         -----------
    Net loss                                                                        --             (6,203)             (6,203)
    Other comprehensive earnings                                                 1,237                 --               1,237
    Issuance of common stock upon consummation of Split Off
       Transaction (note 2)                                                         --                 --                  --
    Contribution from AT&T upon consummation of Split Off Transaction
       (note 2)                                                                     --                 --                 803
    Accrual of amounts due to AT&T for taxes on deferred intercompany
       gains (note 2)                                                               --                 --                (115)
    Losses in connection with issuances of stock by subsidiaries and
       affiliates, net of taxes (note 10)                                           --                 --                  (8)
    Utilization of net operating losses of Liberty by AT&T prior to
       Split Off Transaction (note 9)                                               --                 --                  (2)
    Stock option exercises and issuance of restricted stock prior to
       Split Off Transaction                                                        --                 --                 302
                                                                           -----------          ---------         -----------
Balance at December 31, 2001                                                       840             (6,739)             30,123
                                                                           ===========          =========         ===========

See accompanying notes to consolidated financial statements.

                  LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      New Liberty                     Old Liberty
                                                                     -----------------------------------------------  -------------
                                                                         Year            Year           Ten months     Two months
                                                                        ended            ended             ended         ended
                                                                      December 31,    December 31,      December 31,   February 28,
                                                                          2001           2000 *            1999 *         1999
                                                                     -------------   -------------     -------------  -------------
                                                                                          amounts in millions
Cash flows from operating activities:                                                           (note 4)
     Net earnings (loss)                                              $    (6,203)          1,485            (2,021)           (70)
     Adjustments to reconcile net earnings (loss) to net cash
        provided (used) by operating activities:
        Cumulative effect of accounting change, net of taxes                 (545)             --                --             --
        Depreciation and amortization                                         984             854               562             22
        Impairment of long-lived assets                                       388              --                --             --
        Stock compensation                                                    132            (950)            1,785            183
        Payments of stock compensation                                       (244)           (319)             (111)          (126)
        Share of losses of affiliates, net                                  4,906           3,485               904             66
        Nontemporary decline in fair value of investments                   4,101           1,463                --             --
        Realized and unrealized losses (gains) on financial
           instruments, net                                                   174            (223)              153             --
        Losses (gains) on disposition of assets, net                          310          (7,340)               (4)           (14)
        Minority interests in losses of subsidiaries                         (226)            (63)              (46)            (4)
        Deferred income tax expense (benefit)                              (3,613)          1,821            (1,025)           212
        Intergroup tax allocation                                            (222)           (294)              (75)            (1)
        Payments from AT&T pursuant to tax sharing agreement                  166             414                 1             --
        Other noncash charges (income)                                         40              15                 3           (354)
        Changes in operating assets and liabilities, net of the
           effect of acquisitions and dispositions:
               Receivables                                                     30            (116)                7             33
               Prepaid expenses and program rights                           (148)           (121)             (119)           (23)
               Payables and other current liabilities                          (4)             88               119            (31)
                                                                      -----------     -----------       -----------    -----------
                 Net cash provided (used) by operating activities              26             199               133           (107)
                                                                      -----------     -----------       -----------    -----------
Cash flows from investing activities:
     Cash paid for acquisitions                                              (113)           (735)             (109)            --
     Capital expended for property and equipment                             (358)           (221)              (40)           (15)
     Investments in and loans to equity affiliates                         (1,031)         (1,568)           (1,090)           (30)
     Investments in and loans to cost investments                          (1,548)         (1,791)           (1,506)           (21)
     Purchases of marketable securities                                      (269)           (848)           (7,757)            (3)
     Sales and maturities of marketable securities                            615           1,820             5,725              9
     Cash proceeds from dispositions                                          471             456               130             43
     Other investing activities, net                                           (5)             21               (11)           (62)
                                                                      -----------     -----------       -----------    -----------
        Net cash used by investing activities                              (2,238)         (2,866)           (4,658)           (79)
                                                                      -----------     -----------       -----------    -----------
Cash flows from financing activities:
     Borrowings of debt                                                     1,639           4,597             3,187            155
     Proceeds attributed to call option obligations upon issuance
        of senior exchangeable debentures                                   1,028              --                --             --
     Repayments of debt                                                    (1,048)         (2,156)           (2,211)          (145)
     Net proceeds from issuance of stock by subsidiaries                       --             121               123             --
     Premium proceeds from financial instruments                              383              --                --             --
     Proceeds from settlement of financial instruments, net                   366              --                --             --
     Payment from AT&T related to Split Off Transaction                       803              --                --             --
     Cash transfers (to) from related parties                                (157)           (286)             (159)            31
     Other financing activities, net                                          (20)            (28)              (20)           (52)
                                                                      -----------     -----------       -----------    -----------
        Net cash provided (used) by financing activities                    2,994           2,248               920            (11)
                                                                      -----------     -----------       -----------    -----------
             Net increase (decrease) in cash and cash equivalents             782            (419)           (3,605)          (197)
             Cash and cash equivalents at beginning of period               1,295           1,714             5,319            228
                                                                      -----------     -----------       -----------    -----------
             Cash and cash equivalents at end of period               $     2,077           1,295             1,714             31
                                                                      ===========     ===========       ===========    ===========

-----------------
* as restated, see note 2

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

(1)   BASIS OF PRESENTATION


      The accompanying consolidated financial statements include the accounts of Liberty Media Corporation ("Liberty" or the "Company") and those of all majority-owned and controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Liberty's domestic subsidiaries generally operate or hold interests in businesses which provide programming services including production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software. In addition, certain of Liberty's subsidiaries hold interests in businesses engaged in wireless telephony, electronic retailing, direct marketing and advertising sales relating to programming services, infomercials and transaction processing. Liberty also has significant interests in foreign affiliates which operate in cable television, programming and satellite distribution.

(2)   AT&T OWNERSHIP OF LIBERTY

      On March 9, 1999, AT&T Corp. ("AT&T") acquired Tele-Communications, Inc. ("TCI"), the former parent company of Liberty, in a merger transaction (the "AT&T Merger"). As a result of the AT&T Merger, each series of TCI common stock was converted into a class of AT&T common stock subject to applicable exchange ratios. The AT&T Merger was accounted for using the purchase method. Accordingly, at the time of the AT&T Merger, Liberty's assets and liabilities were recorded at their respective fair values resulting in a new cost basis. For financial reporting purposes the AT&T Merger is deemed to have occurred on March 1, 1999. Accordingly, for periods prior to March 1, 1999 the assets and liabilities of Liberty and the related consolidated financial statements are sometimes referred to herein as "Old Liberty," and for periods subsequent to February 28, 1999 the assets and liabilities of Liberty and the related consolidated financial statements are sometimes referred to herein as "New Liberty." The "Company" and "Liberty" refer to both New Liberty and Old Liberty.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      The following table represents the summary balance sheet of Old Liberty at February 28, 1999, prior to the AT&T Merger and the opening summary balance sheet of New Liberty subsequent to the AT&T Merger. Certain pre-merger transactions occurring between March 1, 1999, and March 9, 1999, that affected Old Liberty's equity, gains on issuance of equity securities by affiliates and subsidiaries, and stock compensation have been reflected in the two-month period ended February 28, 1999.

                                                                    New Liberty        Old Liberty
                                                                   -------------      -------------
                                                                           amounts in millions

         ASSETS:
         Cash and cash equivalents                                  $    5,319                  31
         Other current assets                                              434               1,011
         Investments in affiliates                                      17,116               3,971
         Investments in available-for-sale securities                   13,094              11,974
         Property and equipment, net                                       125                 111
         Intangibles and other assets                                   11,159                 389
                                                                    ----------          ----------
                                                                    $   47,247              17,487
                                                                    ==========          ==========
         LIABILITIES AND EQUITY:
         Current liabilities                                        $    1,872               1,051
         Long-term debt                                                  1,845               2,087
         Deferred income taxes                                           9,972               4,147
         Other liabilities                                                  19                  90
                                                                    ----------          ----------
               Total liabilities                                        13,708               7,375
                                                                    ----------          ----------
         Minority interests in equity of subsidiaries                       39                  62
         Stockholder's equity                                           33,500              10,050
                                                                    ----------          ----------
                                                                    $   47,247              17,487
                                                                    ==========          ==========

      From March 9, 1999 through August 9, 2001, AT&T owned 100% of the outstanding common stock of Liberty. During such time, the AT&T Class A Liberty Media Group common stock and the AT&T Class B Liberty Media Group common stock (together, the AT&T Liberty Media Group tracking stock) were tracking stocks of AT&T designed to reflect the economic performance of the businesses and assets of AT&T attributed to the Liberty Media Group. Liberty was included in the Liberty Media Group.

      On May 7, 2001, AT&T contributed to Liberty assets that were attributed to the Liberty Media Group but not previously owned by Liberty (the "Contributed Assets"). These assets included (i) preferred stock and common stock interests in a subsidiary of IDT Corporation, a multinational telecommunications services provider and (ii) an approximate 8% indirect common equity interest in Liberty Digital, Inc. ("Liberty Digital"). Subsequent to these contributions, the businesses and assets of Liberty and its subsidiaries constituted all of the businesses and assets of the Liberty Media Group. The contributions have been accounted for in a manner similar to a pooling of interests and, accordingly, the financial statements of Liberty for periods prior to the contributions have been restated to include the financial position and results of operations of the Contributed Assets.

      Effective August 10, 2001, AT&T effected the split-off of Liberty pursuant to which Liberty's common stock was recapitalized, and each outstanding share of AT&T Class A Liberty Media Group tracking stock was redeemed for one share of Liberty Series A common stock and each outstanding share of AT&T Class B Liberty Media Group tracking stock was redeemed for one share of Liberty Series B common stock (the "Split Off Transaction"). Subsequent to the Split Off Transaction, Liberty is no longer a subsidiary of AT&T and no shares of AT&T Liberty Media Group tracking stock remain outstanding. The Split Off Transaction has been accounted for at historical cost.

      In connection with the Split Off Transaction, Liberty has also been deconsolidated from AT&T for federal income tax purposes. As a result, AT&T was required to pay Liberty an amount equal to 35% of the amount of the net operating loss carryforward reflected in TCI's final federal income tax return that has not been used as an offset to Liberty's obligations under the AT&T Tax Sharing Agreement and that has been,

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES or is reasonably expected to be, utilized by AT&T. The $803 million payment was received by Liberty prior to the Split Off Transaction and has been reflected as an increase to additional paid-in-capital in the accompanying consolidated statement of stockholders' equity. In addition, certain deferred intercompany gains will be includible in AT&T's taxable income as a result of the Split Off Transaction, and AT&T will be entitled to reimbursement from Liberty for the resulting tax liability of approximately $115 million. Such tax liability has been accrued as of December 31, 2001 and has been reflected as a reduction in additional paid-in-capital in the accompanying consolidated statement of stockholders' equity.

(3)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      CASH AND CASH EQUIVALENTS

      Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

      RECEIVABLES

      Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 2001 and 2000 was not material.

      PROGRAM RIGHTS

      Prepaid program rights are amortized on a film-by-film basis over the anticipated number of exhibitions. Committed program rights and program rights payable are recorded at the estimated cost of the programs when the film is available for airing less prepayments. These amounts are amortized on a film-by-film basis over the anticipated number of exhibitions.

      INVESTMENTS

      All marketable equity and debt securities held by the Company are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities that are classified as available-for-sale ("AFS Securities") and are hedged with a derivative financial instrument that qualifies as a fair value hedge under Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133") are recognized in the Company's consolidated statement of operations. Unrealized holding gains and losses of AFS Securities that are not hedged pursuant to Statement 133 are carried net of taxes as a component of accumulated other comprehensive earnings in stockholder's equity. Realized gains and losses are determined on an average cost basis. Other investments in which the Company's ownership interest is less than 20% and are not considered marketable securities are carried at the lower of cost or net realizable value.

      For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of the Company's investment in, advances to and commitments for the investee. The Company's share of net earnings or losses of affiliates includes the amortization of the difference between the Company's investment and its share of the net assets of the investee and also includes any nontemporary declines in fair value recognized during the period.

      Subsequent to the AT&T Merger, changes in the Company's proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such subsidiary or equity investee, are recognized as increases or decreases in the Company's consolidated statements of stockholders' equity.

      The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary ("nontemporary"). The Company considers a number of factors in its determination including (i) the financial condition, operating performance and near term prospects of the

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES investee; (ii) the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; (iii) analysts' ratings and estimates of 12 month share price targets for the investee;
      (iv) the length of time that the fair value of the investment is below the Company's carrying value; and (v) the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be other than temporary, the cost basis of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company's assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments. Writedowns for cost investments and AFS Securities are included in the consolidated statements of operations as nontemporary declines in fair values of investments. Writedowns for equity method investments are included in share of losses of affiliates.

      PROPERTY AND EQUIPMENT

      Property and equipment, including significant improvements, is stated at cost. Depreciation is computed using the straight-line method using estimated useful lives of 3 to 20 years for support equipment and 10 to 40 years for buildings and improvements.

      EXCESS COST OVER ACQUIRED NET ASSETS

      Excess cost over acquired net assets consists of the difference between the cost of acquiring non-cable entities and amounts assigned to their tangible assets. Such amounts are amortized using the straight-line method over periods ranging from 5 to 20 years.

      FRANCHISE COSTS

      Franchise costs generally include the difference between the cost of acquiring cable companies and amounts allocated to their tangible assets. Such amounts are amortized using the straight-line method over 20 years.

      IMPAIRMENT OF LONG-LIVED ASSETS

      The Company periodically reviews the carrying amounts of its property and equipment and its intangible assets to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      As a result of the weakness in the economy in 2001 certain subsidiaries of the Company did not meet their 2001 operating objectives and have reduced their 2002 expectations. Accordingly, the subsidiaries assessed the recoverability of their property and equipment and intangible assets and determined that impairment adjustments were necessary. In addition, in the fourth quarter, a subsidiary made the decision to consolidate certain of its operations and close certain facilities. In connection with these initiatives, the subsidiary recorded a restructuring charge related to lease cancellation fees and an additional impairment charge related to its property and equipment. All of the foregoing charges are included in impairment of long-lived assets in the Company's statement of operations.

      MINORITY INTERESTS

      Recognition of minority interests' share of losses of subsidiaries is generally limited to the amount of such minority interests' allocable portion of the common equity of those subsidiaries. Further, the minority interests' share of losses is not recognized if the minority holders of common equity of subsidiaries have the right to cause the Company to repurchase such holders' common equity.

      Preferred stock (and accumulated dividends thereon) of subsidiaries are included in minority interests in equity of subsidiaries. Dividend requirements on such preferred stocks are reflected as minority interests in earnings of subsidiaries in the accompanying consolidated statements of operations and comprehensive earnings.

      FOREIGN CURRENCY TRANSLATION

      The functional currency of the Company is the United States ("U.S.") dollar. The functional currency of the Company's foreign operations generally is the applicable local currency for each foreign subsidiary and foreign equity method investee. Assets and liabilities of foreign subsidiaries and foreign equity investees are translated at the spot rate in effect at the applicable reporting date, and the consolidated statements of operations and the Company's share of the results of operations of its foreign equity affiliates are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in stockholder's equity.

      Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying consolidated statements of operations and comprehensive earnings as unrealized (based on the applicable period end exchange rate) or realized upon settlement of the transactions.

      Unless otherwise indicated, convenience translations of foreign currencies into U.S. dollars are calculated using the applicable spot rate at December 31, 2001, as published in The Wall Street Journal.

      DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

      The Company uses various derivative instruments including equity collars, put spread collars, bond swaps and foreign exchange contracts to manage fair value and cash flow risk associated with many of its investments, some of its variable rate debt and forecasted transactions to be denominated in foreign currencies. Each of these derivative instruments is executed with a counterparty, generally well known major financial institutions. While Liberty believes these derivative instruments effectively manage the risks highlighted above, they are subject to counterparty credit risk. Counterparty credit risk is the risk that the counterparty is unable to perform under the terms of the derivative instrument upon settlement of the derivative instrument. To protect itself against credit risk associated with these counterparties the Company:

      - Executes its derivative instruments with several different counterparties, and
      - Executes derivative instrument agreements which contain a provision that requires the counterparty to post the "in the money" portion of the derivative instrument into a cash collateral account for the

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

         Company's benefit, if the respective counterparty's credit rating were to reach certain levels, generally a rating that is below Standard & Poor's rating of A- or Moody's rating of A3.

      Due to the importance of these derivative instruments to its risk management strategy, Liberty actively monitors the creditworthiness of each of these counterparties. Based on its analysis, the Company considers nonperformance by any of its counterparties to be unlikely.

      Effective January 1, 2001, Liberty adopted Statement 133, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive earnings and are recognized in the statement of operations when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. Currently, the only instruments designated as hedges are the Company's equity collars, which are designated as fair value hedges.

      The fair value of derivative instruments is estimated using the Black-Scholes model. The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security and an appropriate discount rate. The Company selects a volatility rate at the inception of the derivative instrument based on the historical volatility of the underlying security and on the term of the derivative instrument. The volatility assumption is generally not changed during the term of the derivative instrument unless there is an indication that the historical volatility is no longer appropriate. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement or unwinding of derivative instruments may differ materially from these estimates.

      Derivative gains and losses included in other comprehensive earnings are reclassified into earnings at the time the sale of the hedged item or transaction is recognized.

      Prior to the adoption of Statement 133, changes in the fair value of the Company's equity collars were reported as a component of comprehensive earnings (in unrealized gains) along with changes in the fair value of the underlying securities. Changes in the fair value of put spread collars were recorded as unrealized gains (losses) on financial instruments in the consolidated statements of operations.

      The adoption of Statement 133 on January 1, 2001, resulted in a cumulative increase in net earnings of $545 million, or $0.21 per common share, (after tax expense of $356 million) and an increase in other comprehensive loss of $87 million. The increase in net earnings was mostly attributable to separately recording the fair value of the embedded call option obligations associated with the Company's senior exchangeable debentures. The increase in other comprehensive loss relates primarily to changes in the fair value of the Company's warrants and options to purchase certain available-for-sale securities.

      The Company assesses the effectiveness of equity collars by comparing changes in the intrinsic value of the equity collar to changes in the fair value of the underlying security. For derivatives designated as fair value hedges, changes in the time value of the derivatives, which are excluded from the assessment of hedge effectiveness, are recognized currently in earnings as a component of realized and unrealized gains (losses) on financial instruments. Hedge ineffectiveness, determined in accordance with Statement 133, had no impact on earnings for the year ended December 31, 2001.

      For the year ended December 31, 2001, realized and unrealized gains on financial instruments included a $167 million unrealized gain related to call option obligations, a $616 million unrealized net loss for changes in the fair value of derivative instruments related to available-for-sale securities and other derivatives not designed as hedging instruments, and a $275 million unrealized net gain for changes in the time value of options for fair value hedges. During the year ended December 31, 2001, the Company received cash proceeds of $329 million as a result of unwinding certain of its equity collars. Pursuant to

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      Statement 133, the proceeds received less the offsetting impact of hedge accounting on the underlying securities resulted in $162 million of realized and unrealized gains on financial instruments in the consolidated statement of operations for the year ended December 31, 2001.

      REVENUE RECOGNITION

      Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements. Advertising revenue is recognized, net of agency commissions, in the period during which underlying advertisements are broadcast. Revenue from post-production services is recognized in the period the services are rendered. Cable and other distribution revenue is recognized in the period that services are rendered. Cable installation revenue is recognized in the period the related services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

      ADVERTISING COSTS

      Advertising costs generally are expensed as incurred. Advertising expense aggregated $43 million, $35 million, $18 million and $4 million for the years ended December 31, 2001 and 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

      STOCK BASED COMPENSATION

      Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"), establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. As allowed by Statement 123, Liberty continues to account for stock-based compensation pursuant to Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25").

      Agreements that may require Liberty to reacquire interests in subsidiaries held by officers and employees in the future are marked-to-market at the end of each reporting period with corresponding adjustments being recorded to stock compensation expense.

      PRO FORMA EARNINGS (LOSS) PER COMMON SHARE

      Pro forma basic earnings (loss) per common share is computed by dividing net earnings (loss) by the pro forma number of common shares outstanding. The pro forma number of outstanding common shares for periods prior to the Split Off Transaction is based upon the number of shares of Series A and Series B Liberty common stock issued upon consummation of the Split Off Transaction. Pro forma diluted earnings (loss) per common share presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented. Excluded from diluted earnings per share for the year ended December 31, 2001, are 76 million potential common shares because their inclusion would be anti-dilutive.

      RECLASSIFICATIONS

      Certain prior period amounts have been reclassified for comparability with the 2001 presentation.

      ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      RECENT ACCOUNTING PRONOUNCEMENTS

      In June 2001, the Financial Accounting Standards Board (the "FASB") issued Statement No. 141, BUSINESS COMBINATIONS ("Statement 141"), and Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("Statement 142"). Statement 141 requires that the purchase method of accounting be used for all business combinations. Statement 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF.

      The Company adopted the provisions of Statement 141 effective July 1, 2001, and is required to adopt Statement 142 effective January 1, 2002.

      Statement 141 requires upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in prior purchase business combinations, and make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

      In connection with Statement 142's transitional goodwill impairment evaluation, Statement 142 will require the Company to perform an assessment of whether there is an indication that goodwill and equity-method goodwill is impaired as of the date of adoption. To accomplish this, the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's statement of earnings.

      As of the date of adoption, the Company will have unamortized goodwill in the amount of $9,191 million, unamortized identifiable intangible assets in the amount of $831 million, and unamortized equity-method excess costs in the amount of $7,766 million, all of which will be subject to the transition provisions of Statements 141 and 142. Amortization expense related to goodwill was $617 million and $587 million for the years ended December 31, 2001 and 2000, respectively; and amortization of equity-method excess costs (included in share of losses of affiliates) aggregated $798 million and $1,058 million for the years ended December 31, 2001 and 2000, respectively. The Company currently estimates that upon adoption of Statement 142, it will be required to recognize a $1.5 - $2.0 billion transitional impairment loss as the cumulative effect of a change in accounting principle. The foregoing estimate does not include an adjustment for the Company's proportionate share of any transition adjustments that its equity method affiliates may record, as the Company is currently unable to estimate the amount of such adjustment.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      As noted above, indefinite lived intangible assets are no longer amortized. Adjusted net loss and loss per common share, exclusive of amortization expense related to goodwill, franchise costs and equity method goodwill are as follows (amounts in millions, except per share amounts):

                                                                                     New Liberty                      Old Liberty
                                                                    -----------------------------------------------   --------------
                                                                                                       Ten months     Two months
                                                                     Year ended      Year ended          ended           ended
                                                                     December 31,    December 31,      December 31,   February 28,
                                                                         2001           2000              1999             1999
                                                                    -------------   -------------     -------------   -------------

              Net earnings (loss), as reported                       $   (6,203)          1,485            (2,021)            (70)
              Adjustments:
                 Goodwill amortization                                      617             586               430              13
                 Franchise costs amortization                                10              12                 8               1
                 Equity method excess costs
                    amortization included in share
                    of losses of affiliates                                 798           1,058               463               9
                 Income tax effect                                         (333)           (426)             (187)             (4)
                                                                     ----------      ----------        ----------      ----------

              Net earnings (loss), as adjusted                       $   (5,111)          2,715            (1,307)            (51)
                                                                     ==========      ==========        ==========      ==========

              Basic and diluted earnings (loss)
                    per common share, as reported
                                                                         $(2.40)           0.57             (0.78)          (0.03)
              Adjustments:
                 Goodwill amortization                                     0.24            0.23              0.17            0.01
                 Franchise costs amortization                                --              --                --              --
                 Equity method excess costs
                    amortization included in share
                    of losses of affiliates                                0.31            0.41              0.18              --
                 Income tax effect                                        (0.13)          (0.16)            (0.07)             --
                                                                     ----------      ----------        ----------      ----------

              Basic and diluted earnings (loss)
                    per common share, as adjusted                    $    (1.98)           1.05             (0.50)          (0.02)
                                                                     ==========      ==========        ==========      ==========


      In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supercedes prior statements that address the disposal of a segment of a business, and eliminates the exception to consolidation for subsidiaries for which control is likely to be temporary. This statement retains the prior statement's fundamental provisions for the recognition and measurement of impairment of long-lived assets to be held and used, as well as the measurement of long-lived assets to be disposed of by sale. The statement is effective for fiscal years beginning after December 15, 2001. The Company has not determined the impact that adoption of this statement will have on its financial position, results of operations or cash flow.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(4)   SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      New Liberty                       Old Liberty
                                                   ------------------------------------------------     ------------
                                                      Year               Year           Ten months      Two months
                                                     ended              ended             ended           ended
                                                   December 31,       December 31,      December 31,    February 28,
                                                      2001                2000              1999             1999
                                                   ------------       ------------      ------------    ------------
                                                                         amounts in millions
Cash paid for acquisitions:
    Fair value of assets acquired                  $        264              3,733               122              --
    Net liabilities assumed                                (136)            (1,208)              (13)             --
    Deferred tax liability                                   (7)              (281)               --              --
    Minority interest                                        (8)              (445)               --              --
    Contribution to equity for acquisitions                  --             (1,064)               --              --
                                                   ------------       ------------       -----------     -----------
             Cash paid for acquisitions            $        113                735               109              --
                                                   ============       ============       ===========     ===========
Cash paid for interest                             $        451                335                93              32
                                                   ============       ============       ===========     ===========
Cash paid for income taxes                         $          9                  2                 1              --
                                                   ============       ============       ===========     ===========


      During the ten months ended December 31, 1999, certain subsidiaries with a carrying value of $135 million were exchanged for a cost method investment in an online music venture.

      The following table reflects the change in cash and cash equivalents resulting from the AT&T Merger and related restructuring transactions (amounts in millions):

      Cash and cash equivalents prior to the AT&T Merger               $     31
         Cash contribution in connection with the AT&T Merger             5,464
         Cash paid to TCI for certain warrants                             (176)
                                                                       --------
      Cash and cash equivalents subsequent to the AT&T Merger          $  5,319
                                                                       ========

(5)   INVESTMENTS IN AFFILIATES ACCOUNTED FOR USING THE EQUITY METHOD

      Liberty has various investments accounted for using the equity method. The following table includes Liberty's carrying amount and percentage ownership of the more significant investments in affiliates at December 31, 2001 and the carrying amount at December 31, 2000:

                                                                         December 31,             December 31,
                                                                             2001                     2000
                                                                 -----------------------------    ------------
                                                                 Percentage        Carrying         Carrying
                                                                  Ownership         Amount           Amount
                                                                 -----------    --------------    ------------
                                                                                dollar amounts in millions

         Discovery Communications, Inc. ("Discovery")                     50%    $       2,900           3,133
         QVC, Inc. ( "QVC ")                                              42%            2,543           2,508
         USA Networks, Inc. ( "USAI ") and related investments
                                                                          20%            2,857           2,824
         UnitedGlobalCom, Inc. ("UnitedGlobalCom")                        20%             (418)            314
         Telewest Communications plc ( "Telewest ")                       25%               97           2,712
         Jupiter Telecommunications Co., Ltd. ("Jupiter")                 35%              407             575
         Gemstar-TV Guide International, Inc. ("Gemstar")                 N/A               --           5,855
         Other                                                        various            1,690           2,543
                                                                                 -------------      ----------
                                                                                 $      10,076          20,464
                                                                                 =============      ==========

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      The following table reflects Liberty's share of earnings (losses) of affiliates including excess basis amortization and nontemporary declines in value:

                                                                        New Liberty                         Old Liberty
                                                       ------------------------------------------------     -----------
                                                        Year                Year            Ten months       Two months
                                                        ended               ended              ended            ended
                                                      December 31,        December 31,      December 31,    February 28,
                                                         2001                2000              1999              1999
                                                      -----------         -----------       -----------     -----------
                                                                               amounts in millions

         Discovery                                     $     (293)               (293)             (269)             (8)
         QVC                                                   36                 (12)              (11)             13
         USAI and related investments                          35                 (36)              (20)             10
         UnitedGlobalCom                                     (751)               (211)               23              --
         Telewest                                          (2,538)               (441)             (222)            (38)
         Jupiter                                              (90)               (114)              (54)             (7)
         Cablevision S.A. ("Cablevision")                    (476)                (49)              (28)             (3)
         ASTROLINK International LLC
             ("Astrolink")                                   (417)                 (8)               --              --
         Teligent, Inc. ("Teligent")                          (85)             (1,269)               --              --
         Gemstar                                             (133)               (254)               --              --
         Other                                               (194)               (798)             (323)            (33)
                                                       ----------          ----------        ----------      ----------
                                                       $   (4,906)             (3,485)             (904)            (66)
                                                       ==========          ==========        ==========      ----------


      At December 31, 2001, the aggregate carrying amount of Liberty's investments in its affiliates exceeded Liberty's proportionate share of its affiliates' net assets by $7,766 million. Such excess is being amortized over estimated useful lives of up to 20 years. Such amortization was $798 million, $1,058 million, $463 million and $9 million for the years ended December 31, 2001 and 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively, and is included in share of losses of affiliates.

      Certain of Liberty's affiliates are general partnerships and, as such, Liberty is liable as a matter of partnership law for all debts (other than non-recourse debts) of that partnership in the event liabilities of that partnership were to exceed its assets.

      USAI

      USAI owns and operates businesses in network and television production, electronic retailing, ticketing operations, and internet services. At December 31, 2001, Liberty held 74.4 million shares of USAI's common stock. In addition, at December 31, 2001, Liberty held shares and other equity interests in certain subsidiaries of USAI that are exchangeable for an aggregate of 79.0 million shares of USAI common stock. The exchange of such shares and interests is subject to certain conditions including that Liberty's ownership of USAI's common stock issuable upon such exchange not being restricted by Federal Communications Commission ("FCC") regulations. On August 28, 2001, USAI gave Liberty notice that on August 21, 2001 USAI had sold its television broadcast stations and associated broadcast licenses and as a result of such sale, FCC regulations no longer restricted Liberty's ownership of shares of USAI's common stock issuable upon such exchange and, accordingly, that USAI was exercising its right to require that Liberty exchange such stock and other interests of such subsidiaries for shares of USAI common stock (the "USAI Exchange").

      If the USAI Exchange had been completed at December 31, 2001, Liberty would have owned 153.4 million shares or approximately 20% (on a fully-diluted basis) of USAI common stock. The closing price of USAI's common stock on December 31, 2001 was $27.31 per share.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      In December 2001, Liberty entered into an agreement with USAI and Vivendi Universal, S.A. ("Vivendi"), pursuant to which USAI will contribute substantially all of its entertainment assets to a partnership controlled by Vivendi. In connection with the transaction, Liberty entered into a separate agreement with Vivendi, pursuant to which Vivendi will acquire from Liberty 25 million shares of common stock of USAI, approximately 38.7 millions shares of USANi LLC, which are exchangeable, on a one-for-one basis, for shares of USAI common stock, and all of its approximate 30% interest in multiThematiques S.A., together with certain liabilities with respect thereto, in exchange for ADSs representing approximately 37.4 million Vivendi ordinary shares, subject to adjustment. The closing of Liberty's transaction with Vivendi and the closing of Vivendi's transaction with USAI are conditioned on one another. Subsequent to the Vivendi transaction with USAI, USAI will be renamed USA Interactive. The Company anticipates that the Vivendi transaction will be consummated in the second quarter of 2002. Upon completion Liberty will own approximately 3% of Vivendi and 20% of USA Interactive.

      UNITEDGLOBALCOM

      UnitedGlobalCom is a global broadband communications provider of video, voice and data services with operations in over 25 countries throughout the world. At December 31, 2001, Liberty owned an approximate 20% economic ownership interest representing an approximate 40% voting interest in UnitedGlobalCom. Liberty owns 9.9 million shares of UnitedGlobalCom Class B common stock and 13.1 million shares of UnitedGlobalCom Class A common stock. The UnitedGlobalCom Class B common stock is convertible, on a one-for-one basis, into UnitedGlobalCom Class A common stock. The closing price of UnitedGlobalCom's Class A common stock on December 31, 2001 was $5.00 per share.

      On January 30, 2002, the Company and UnitedGlobalCom completed a transaction (the "New United Transaction") pursuant to which a new holding company ("New United") was formed to own UnitedGlobalCom, and all shares of UnitedGlobalCom common stock were exchanged for shares of common stock of New United. In addition, the Company contributed (i) cash consideration of $200 million; (ii) a note receivable from Belmarken Holding B.V., a subsidiary of UnitedGlobalCom, with an accreted value of $892 million and
      (iii) Senior Notes and Senior Discount Notes of United-Pan Europe Communications N.V., a subsidiary of UnitedGlobalCom, comprised of U.S. dollar denominated notes with a face amount of $1,435 million and euro denominated notes with a face amount of euro 263 million to New United in exchange for 281.3 million shares of Class C common stock of New United. Upon consummation of the New United Transaction, Liberty owns an approximate 72% economic interest and a 94% voting interest in New United. Pursuant to certain voting and standstill arrangements entered into at the time of closing, Liberty is unable to exercise control of New United, and accordingly, Liberty will continue to use the equity method of accounting for its investment. Due to the Company's commitment to increase its investment in UnitedGlobalCom, as evidenced by the New United Transaction, the Company recognized its share of UnitedGlobalCom's losses such that its investment in UnitedGlobalCom was less than zero at December 31, 2001. As the Company's investment in United Pan-Europe Communications, N.V., a subsidiary of UnitedGlobalCom, has a carrying value of $718 million at December 31, 2001, the Company continues to include the negative carrying value of its UnitedGlobalCom investment in investments accounted for using the equity method.

      Also on January 30, 2002, New United acquired from Liberty its debt and equity interests in IDT United, Inc. and $751 million principal amount at maturity of UnitedGlobalCom's $1,375 million 10-3/4% senior secured discount notes due 2008 (the "2008 Notes"), which had been distributed to Liberty in redemption of a portion of its interest in IDT United. IDT United was formed as an indirect subsidiary of IDT Corporation for purposes of effecting a tender offer for all outstanding 2008 Notes at a purchase price of $400 per $1,000 principal amount at maturity, which tender offer expired on February 1, 2002. The aggregate purchase price for the Company's interest in IDT United of approximately $449 million was equal to the aggregate amount Liberty had invested in IDT United, plus interest. Approximately $305 million of the purchase price was paid by the assumption by New United of debt owed by Liberty to a subsidiary of UnitedGlobalCom, and the remainder was credited against the $200 million cash contribution by Liberty to New United described above. In connection with the New United Transaction, a subsidiary of Liberty agreed to loan to a subsidiary of New United up to $105 million. As of February 28, 2002, such subsidiary of New United has borrowed $103 million from the Liberty subsidiary to acquire additional shares of

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES preferred stock and promissory notes issued by IDT United. The 2008 Notes owned by IDT United, together with 2008 Notes acquired by New United directly from Liberty referred to above, all of which remain outstanding, represent approximately 98.2% of the outstanding 2008 Notes.

      TELEWEST

      Telewest currently operates and constructs cable television and telephone systems in the UK. In April 2000, Telewest acquired Flextech p.l.c. ("Flextech") which develops and sells a variety of television programming in the UK. Prior to the acquisition, Liberty owned an approximate 37% equity interest in Flextech and a 22% equity interest in Telewest. As a result of the acquisition, Liberty owns an approximate 25% equity interest in Telewest. Liberty recognized a $649 million gain (excluding related tax expense of $227 million) on the acquisition based on the difference between the carrying value of Liberty's interest in Flextech and the fair value of the Telewest shares received. At December 31, 2001 Liberty indirectly owned 744.4 million of the issued and outstanding Telewest ordinary shares. The closing price of Telewest's ordinary shares on December 31, 2001 was $0.94 per share.

      During the year ended December 31, 2001, Liberty determined that its investment in Telewest experienced a nontemporary decline in value. As a result, the carrying value of Telewest was adjusted to its estimated fair value, and the Company recorded a charge of $1,801 million. Such charge is included in share of losses of affiliates. Summarized financial information for Telewest is as follows:

                                                          December 31,
                                                     ---------------------
                                                       2001         2000
                                                     --------     --------
                                                      amounts in millions
      FINANCIAL POSITION
         Investments                                 $    795          377
         Property and equipment, net                    5,051        5,078
         Intangibles, net                               2,752        4,666
         Other assets, net                                611          586
                                                     --------      -------
            Total assets                             $  9,209       10,707
                                                     ========      =======

         Debt                                        $  7,122        6,360
         Other liabilities                              1,431        1,080
         Owners' equity                                   656        3,267
                                                     --------      -------
            Total liabilities and equity             $  9,209       10,707
                                                     ========      =======


                                                                         Years ended December 31,
                                                                  ---------------------------------------
                                                                    2001           2000             1999
                                                                  -------        -------           ------
                                                                         amounts in millions
         RESULTS OF OPERATIONS
              Revenue                                             $ 1,811          1,623            1,064
              Operating expenses                                   (1,380)        (1,293)            (777)
                                                                  -------        -------           ------
              Operating cash flow (as defined by Liberty)             431            330              287
              Depreciation and amortization                          (941)          (863)            (475)
              Impairment of long-lived assets                      (1,112)            --               --
              Interest expense                                       (681)          (585)            (350)
              Other, net                                             (217)           (27)            (155)
                                                                  -------        -------           ------
                  Net loss                                        $(2,520)        (1,145)            (693)
                                                                  =======        =======           ======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      GEMSTAR

      Gemstar is a global technology and media company focused on consumer entertainment. The common stock of Gemstar is publicly traded. On July 12, 2000, Gemstar acquired TV Guide, Inc. ("TV Guide"). TV Guide shareholders received .6573 shares of Gemstar common stock in exchange for each share of TV Guide. As a result of this transaction, 133 million shares of TV Guide held by Liberty were exchanged for 87.5 million shares or 21% of Gemstar common stock. Liberty recognized a $4,391 million gain (before deferred tax expense of $1,737 million) on such transaction during the third quarter of 2000 based on the difference between the carrying value of Liberty's interest in TV Guide and the fair value of the Gemstar securities received.

      In May 2001, Liberty consummated a transaction ("Exchange Transaction") with The News Corporation Limited ("News Corp.") whereby Liberty exchanged
      70.7 million shares of Gemstar for 121.5 million News Corp. American Depository Shares ("ADSs") representing preferred, limited voting, ordinary shares of News Corp. Liberty recorded a loss of $764 million in connection with the Exchange Transaction as the fair value of the securities received by Liberty was less than the carrying value of the Gemstar shares. In December 2001, Liberty exchanged its remaining Gemstar shares for 28.8 million additional News Corp. ADSs and recorded an additional loss of $201 million.

      CABLEVISION

      Cablevision provides cable television and high speed data services in Argentina. At December 31, 2001, the Company has a 50% ownership in Cablevision. The Argentine government has historically maintained an exchange rate of one Argentine peso to one U.S. dollar (the "peg rate"). Due to deteriorating economic and political conditions in Argentina in late 2001, the Argentine government eliminated the peg rate effective January 11, 2002. The value of the Argentine peso dropped significantly on the day the peg rate was eliminated. In addition, the Argentine government placed restrictions on the payment of obligations to foreign creditors. As a result of the devaluation of the Argentine peso, Cablevision recorded foreign currency translation losses of $393 million in the fourth quarter of 2001. At December 31, 2001, the Company determined that its investment in Cablevision had experienced a nontemporary decline in value, and accordingly, recorded an impairment charge of $195 million. Such charge is included in share of losses of affiliates. The Company's share of losses in 2001, when combined with foreign currency translation losses recorded in other comprehensive loss at December 31, 2001, reduced the carrying value of its investment in Cablevision to zero as of December 31, 2001. Included in accumulated other comprehensive earnings at December 31, 2001 is $257 million of unrealized foreign currency translation losses related to the Company's investment in Cablevision.

      ASTROLINK

      Astrolink, a developmental stage entity, originally intended to build a global telecom network using Kaband geostationary satellites to provide broadband data communications services. Astrolink's original business plan required significant additional financing over the next several years. During the fourth quarter of 2001, two of the members of Astrolink informed Astrolink that they do not intend to provide any of Astrolink's required financing. In light of this decision, Astrolink is considering several alternatives with respect to its proposed business plan, including, but not limited to, seeking alternative funding sources, scaling back their proposed business plan, and liquidating the venture entirely. There can be no assurance that Astrolink will be able to obtain the necessary financing on acceptable terms, or that it will be able to fulfill the business plan as originally proposed, or at all.

      During the second quarter of 2001, the Company determined that its investment in Astrolink experienced a nontemporary decline in value. Accordingly, the carrying amount of such investment was adjusted to its then estimated fair value resulting in a recognized loss of $155 million. Such loss is included in share of losses of affiliates. Based on a fourth quarter 2001 assessment of Astrolink's remaining sources of liquidity and Astrolink's inability to obtain financing for its business plan, the Company concluded that the carrying value of its investment in Astrolink should be further reduced to reflect a fair value that assumes the liquidation of Astrolink. Accordingly, the Company wrote-off all of its remaining investment in Astrolink

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES during the fourth quarter of 2001. The aggregate amount required to reduce its investment in Astrolink to zero was $250 million. Including such fourth quarter amount, the Company recorded losses and charges relating to its investment in Astrolink aggregating $417 million during the year ended December 31, 2001.

      TELIGENT

      In January 2000, the Company acquired a 40% equity interest in Teligent, a full-service facilities based communications company. During the nine months ended September 30, 2000, the Company determined that its investment in Teligent experienced a nontemporary decline in value. As a result, the carrying amount of this investment was adjusted to its estimated fair value resulting in a charge of $839 million. This impairment charge is included in share of losses of affiliates. In April 2001, the Company exchanged its investment in Teligent for shares of IDT Investments, Inc., a subsidiary of IDT Corporation. As the fair value of the consideration received in the exchange approximated the carrying value of the Company's investment in Teligent, no gain or loss was recognized on the transaction. The Company accounts for its investment in IDT Investments, Inc. using the cost method.

      Summarized unaudited combined financial information for affiliates other than Telewest is as follows:

                                                          December 31,
                                                      ---------------------
                                                        2001         2000
                                                      --------     --------
                                                       amounts in millions
      COMBINED FINANCIAL POSITION
         Investments                                  $    872        1,776
         Property and equipment, net                     7,060        8,294
         Intangibles, net                               15,183       26,763
         Other assets, net                              10,837       11,603
                                                      --------     --------
            Total assets                              $ 33,952       48,436
                                                      ========     ========

         Debt                                         $ 17,262       18,351
         Other liabilities                              14,075       15,904
         Owners' equity                                  2,615       14,181
                                                      --------     --------
            Total liabilities and equity              $ 33,952       48,436
                                                      ========     ========

                                                                          Years ended December 31,
                                                               ---------------------------------------------
                                                                 2001               2000              1999
                                                               --------           --------          --------
                                                                            amounts in millions
         COMBINED OPERATIONS
              Revenue                                          $ 15,132             14,626            10,787
              Operating expenses                                (13,381)           (13,511)           (9,401)
              Depreciation and amortization                      (2,703)            (2,718)           (1,087)
              Impairment charges                                 (1,426)                --                --
                                                               --------           --------          --------
                  Operating income (loss)                        (2,378)            (1,603)              299
              Interest expense                                   (1,639)            (1,616)             (599)
              Other, net                                           (685)               174               (75)
                                                               --------           --------          --------
                  Net loss                                     $ (4,702)            (3,045)             (375)
                                                               ========           ========          ========

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(6)   INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

      Investments in available-for-sale securities and other cost investments are summarized as follows:

                                                                                              December 31,
                                                                                         ---------------------
                                                                                           2001         2000
                                                                                         --------     --------
                                                                                          amounts in millions

         Sprint Corporation ("Sprint ")                                                  $  5,697       5,192
         AOL Time Warner Inc. ("AOL Time Warner")                                           6,236           --
         News Corp.                                                                         6,118        2,342
         Motorola, Inc. ("Motorola")                                                        1,773        1,982
         Viacom, Inc. ("Viacom")                                                              670           --
         United Pan-Europe Communications N.V. ("UPC")                                        718          203
         Time Warner Inc. ("Time Warner")                                                      --        6,325
         Other available-for-sale securities                                                2,386        2,989
         Other investments, at cost, and related receivables                                  343          502
                                                                                         --------     --------
                                                                                           23,941       19,535
             Less short-term investments                                                     (397)        (500)
                                                                                         --------     --------
                                                                                         $ 23,544       19,035
                                                                                         ========     ========


      SPRINT PCS

      Liberty and certain of its consolidated subsidiaries collectively are the beneficial owners of approximately 197 million shares of Sprint PCS Group Stock and certain other instruments convertible into such securities (the "Sprint Securities"). The Sprint PCS Group Stock is a tracking stock intended to reflect the performance of Sprint's domestic wireless PCS operations. Liberty accounts for its investment in the Sprint Securities as an available-for-sale security.

      Pursuant to a final judgment (the "Final Judgment") agreed to by Liberty, AT&T and the United States Department of Justice (the "DOJ") on December 31, 1998, Liberty transferred all of its beneficially owned Sprint Securities to a trustee (the "Trustee") prior to the AT&T Merger. The Final Judgment, which was entered by the United States District Court of the District of Columbia on August 23, 1999, requires the Trustee, on or before May 23, 2002, to dispose of a portion of the Sprint Securities sufficient to cause Liberty to beneficially own no more than 10% of the outstanding Sprint PCS Group common stock - Series 1 on a fully diluted basis on such date. On or before May 23, 2004, the Trustee must divest the remainder of the Sprint Securities beneficially owned by Liberty. As of December 31, 2001, Liberty beneficially owned approximately 19% of Sprint PCS Group common stock - Series 2.

      The Final Judgment requires that the Trustee vote the Sprint Securities beneficially owned by Liberty and its consolidated subsidiaries in the same proportion as other holders of Sprint Securities so long as such securities are held by the trust. The Final Judgment also prohibits the acquisition by Liberty of additional Sprint Securities, with certain exceptions, without the prior written consent of the DOJ. At Liberty's request, the Department of Justice has joined Liberty and AT&T in a joint motion to terminate the Final Judgment which was filed in the District Court in February 2002. Under the terms of the Final Judgment, the obligation of the trustee to dispose of the first tranche of shares by May 23, 2002 will be stayed while the District Court considers the joint motion. Liberty is also seeking the approval of the Federal Communications Commission to the stay of the trustee's obligation to dispose of the first tranche of shares pending the District Court's determination of the joint motion.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      AOL TIME WARNER

      On January 11, 2001, America Online, Inc. completed its merger with Time Warner to form AOL Time Warner. In connection with the merger, each share of Time Warner common stock held by Liberty was converted into 1.5 shares of an identical series of AOL Time Warner stock. Upon completion of this transaction, Liberty holds a total of 171 million shares in AOL Time Warner. Liberty recognized a $253 million gain (before deferred tax expense of $100 million) based upon the difference between the carrying value of Liberty's interest in Time Warner and the fair value of the AOL Time Warner securities received.

      NEWS CORP.

      In May and December of 2001, Liberty acquired an aggregate of 154 million News Corp. ADSs in exchange for its shares of Gemstar common stock and another equity investment. Liberty recorded a loss of $965 million in connection with these exchanges based on the difference between the fair value of the News Corp. ADSs received and the carrying value of the Gemstar investment. In connection with this transaction, the Company agreed to restrictions on its ability to transfer certain of the ADSs prior to May 2003. Liberty had previously acquired 51.8 million News Corp. ADSs in 1999 in exchange for Liberty's 50% interest in Fox/Liberty Networks, and had acquired 28.1 million ADSs for $695 million in cash. Liberty recognized a $13 million gain on the 1999 exchange. At December 31, 2001, Liberty owned 236 million ADSs or approximately 18% of the outstanding equity of News Corp. Liberty accounts for its investment in News Corp. as an available-for-sale security.

      MOTOROLA

      On January 5, 2000, Motorola acquired General Instrument Corporation ("General Instrument"). In connection with such acquisition, Liberty received 54 million shares of Motorola common stock and warrants to purchase an additional 37 million shares in exchange for its holdings in General Instrument. Liberty recognized a $2,233 million gain (before deferred tax expense of $883 million) on such transaction during the first quarter of 2000 based on the difference between the carrying value of Liberty's interest in General Instrument and the fair value of the Motorola securities received. At December 31, 2001 Liberty holds approximately 71 million shares of Motorola common stock and vested warrants to purchase an additional 18 million shares of such common stock at $8.26 per share. Such warrants expire on June 30, 2002.

      VIACOM

      On January 23, 2001, BET Holdings II, Inc. ("BET") was acquired by Viacom in exchange for shares of Class B common stock of Viacom. As a result of the merger, Liberty received 15.2 million shares of Viacom's Class B common stock (less than 1% of Viacom's common equity) in exchange for its 35% ownership interest in BET, which investment had been accounted for using the equity method. Liberty accounts for its investment in Viacom as an available-for-sale security. Liberty recognized a gain of $559 million (before deferred tax expense of $221 million) in the first quarter of 2001 based upon the difference between the carrying value of Liberty's interest in BET and the value of the Viacom securities received.

      UPC

      In May 2001, the Company entered into a loan agreement with UPC and Belmarken Holding B.V. ("Belmarken"), a subsidiary of UPC, pursuant to which the Company loaned Belmarken $857 million, which represented a 30% discount to the face amount of the loan of $1,225 million (the "Belmarken Loan"). UPC is a consolidated subsidiary of UnitedGlobalCom. The loan accrues interest at 6% per annum, and all principal and interest are due in May 2007. After May 29, 2002, the loan is exchangeable, at the option of the Company, into shares of ordinary common stock of UPC at a rate of $6.85 per share. At inception, Liberty recorded the conversion feature of the loan at its estimated fair value of $420 million, and the $437 million remaining balance as a loan receivable. Liberty accounts for the convertible feature of the Belmarken Loan as a derivative security under Statement 133, and records the convertible feature at fair value with periodic market adjustments recorded in the statement of operations as unrealized gains or

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES losses. The discounted loan receivable is being accreted up to the $1,225 million face amount over its term. Such accretion, which includes the stated interest of 6%, is being recognized in interest income over the term of the loan. Upon consummation of the New United Transaction, the Company contributed the Belmarken Loan to New United in exchange for Class C shares of New United. Liberty had previously purchased exchangeable preferred stock and warrants of UPC in December 2000 for $203 million.

      During 2001, the Company acquired certain outstanding senior notes and senior discount notes of UPC. Liberty acquired approximately $1,435 million face amount of U.S. dollar denominated notes and euro 263 million face amount of euro denominated notes for an aggregate purchase price of $358 million. Such notes were contributed to New United in connection with the New United Transaction on January 30, 2002.

      NONTEMPORARY DECLINE IN FAIR VALUE OF INVESTMENTS

      During the years ended December 31, 2001 and 2001, Liberty determined that certain of its AFS Securities and cost investments experienced nontemporary declines in value. As a result, the cost bases of such investments were adjusted to their respective fair values based primarily on recent quoted market prices. These adjustments are reflected as nontemporary declines in fair value of investments in the consolidated statements of operations. The following table identifies the realized losses attributable to each of the individual investments as follows:

                                                       Year ended
                                                      December 31,
                                                 ---------------------
                                                   2001         2000
                                                 --------     --------
            INVESTMENTS                           amounts in millions

               AOL Time Warner                   $  2,052           --
               News Corp.                             915           --
               Viacom                                 201           --
               UPC preferred stock                    195           --
               Antec Corporation                      127           --
               Motorola                               232        1,276
               Primedia                                --          103
               Others                                 379           84
                                                 --------      -------
                                                 $  4,101        1,463
                                                 ========      =======


      EQUITY COLLARS AND PUT SPREAD COLLARS

      The Company has entered into equity collars, put spread collars and other financial instruments to manage market risk associated with its investments in certain marketable securities. These instruments are recorded at fair value based on option pricing models. Equity collars provide the Company with a put option that gives the Company the right to require the counterparty to purchase a specified number of shares of the underlying security at a specified price (the "Company Put Price") at a specified date in the future. Equity collars also provide the counterparty with a call option that gives the counterparty the right to purchase the same securities at a specified price at a specified date in the future. The put option and the call option generally are equally priced at the time of origination resulting in no cash receipts or payments. The Company's equity collars are accounted for as fair value hedges.

      Put spread collars provide the Company and the counterparty with put and call options similar to equity collars. In addition, put spread collars provide the counterparty with a put option that gives it the right to require the Company to purchase the underlying securities at a price that is lower than the Company Put Price. The inclusion of the secondary put option allows the Company to secure a higher call option price while maintaining net zero cost to enter into the collar. The Company's put spread collars have not been designated as fair value hedges.

      Investments in available-for-sale securities at December 31, 2001 and 2000 are summarized as follows:

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                                                                             December 31, 2001
                                                      -------------------------------------------------------------
                                                                                  Put
                                                        Equity       Equity      spread       Debt
                                                      Securities     Collars     Collars    Securities      Total
                                                      ----------     -------     -------    ----------    ---------
                                                                            amounts in millions
         Cost basis                                   $   19,310          --          --         1,457       20,767
         Gross gains recognized in earnings                   84       1,800         263            --        2,147
         Gross losses recognized in earnings              (1,542)         --          --            --       (1,542)
         Gross unrealized holding gains                    2,185          --          --            94        2,279
         Gross unrealized holding losses                    (500)         --          --           (46)        (546)
                                                      ----------     -------     -------    ----------    ---------
                Fair value                            $   19,537       1,800         263         1,505       23,105
                                                      ==========     =======     =======    ==========    =========

                                                                             December 31, 2000
                                                      -------------------------------------------------------------
                                                                                  Put
                                                        Equity       Equity      spread       Debt
                                                      Securities     Collars     Collars    Securities      Total
                                                      ----------     -------     -------    ----------    ---------
                                                                            amounts in millions
         Cost basis                                   $   17,640          --          --         1,533       19,173
         Gross gains recognized in earnings                   --          --         188            --          188
         Gross unrealized holding gains                    1,003       1,080          --            86        2,169
         Gross unrealized holding losses                  (2,636)         --          --           (64)      (2,700)
                                                      ----------     -------     -------    ----------    ---------
                Fair value                            $   16,007       1,080         188         1,555       18,830
                                                      ==========     =======     =======    ==========    =========



      Management estimates that the fair market value of all of its investments in available-for-sale securities and others aggregated $23,760 million and $19,664 million at December 31, 2001 and December 31, 2000, respectively. Management calculates market values using a variety of approaches including multiple of cash flow, per subscriber value, a value of comparable public or private businesses or publicly quoted market prices. No independent appraisals were conducted for those assets.

      FORWARD FOREIGN EXCHANGE CONTRACTS

      The Company does not hedge the majority of its foreign currency exchange risk because of the long term nature of its interests in foreign affiliates. During 2001, the Company entered into a definitive agreement to acquire six regional cable television systems in Germany. A portion of the consideration for such acquisition was to be denominated in euros. In order to reduce its exposure to changes in the euro exchange rate, Liberty had entered into forward purchase contracts with respect to euro 3,243 million as of December 31, 2001. Such contracts generally have terms ranging from 90 to 120 days and can be renewed at their expiration at Liberty's option. Liberty is not accounting for the forward purchase contracts as hedges. At December 31, 2001, the Company had recorded a liability of $24 million representing unrealized losses related to these contracts due to a decrease in the value of the euro compared to the U.S. dollar.

      TOTAL RETURN DEBT SWAPS

      From time to time the Company enters into total return debt swaps in connection with its purchase of its own or third-party public and private indebtedness. Under these arrangements, Liberty directs a counterparty to purchase a specified amount of the underlying debt security for the benefit of the Company. The Company posts collateral with the counterparty equal to 10% of the value of the purchased securities. The Company earns interest income based upon the face amount and stated interest rate of the debentures, and pays interest expense at market rates on the amount funded by the counterparty. In the event the fair value of the underlying debentures declines, the Company is required to post cash collateral for the decline, and the Company records an unrealized loss on financial instruments. Liberty has the contractual right to net settle the total return debt swaps, and currently, intends to do so. Accordingly, Liberty records the net asset related to the total return debt swaps.

      At December 31, 2001, the aggregate purchase price of debt securities underlying Liberty's total return debt swap arrangements was $118 million. As of such date, the Company had posted cash collateral equal to

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      $59 million. In the event the fair value of the purchased debt securities were to fall to zero, the Company would be required to post additional cash collateral of $59 million.

(7)   ACQUISITIONS AND DISPOSITIONS

      2000

      ASSOCIATED GROUP, INC. ("ASSOCIATED GROUP")

      On January 14, 2000, Liberty completed its acquisition of Associated Group pursuant to a merger agreement among AT&T, Liberty and Associated Group. Under the merger agreement, each share of Associated Group's Class A common stock and Class B common stock was converted into 0.49634 shares of AT&T common stock and 2.41422 shares of AT&T Class A Liberty Media Group common stock. Prior to the merger, Associated Group's primary assets were
      (1) 19.7 million shares of AT&T common stock, (2) 46.8 million shares of AT&T Class A Liberty Media Group common stock, (3) 10.6 million shares of AT&T Class B Liberty Media Group common stock, (4) 21.4 million shares of common stock of Teligent, and (5) all of the outstanding shares of common stock of TruePosition, Inc., which provides location services for wireless carriers and users designed to determine the location of any wireless transmitter, including cellular and PCS telephones. Immediately following the completion of the merger, all of the assets and businesses of Associated Group were transferred to Liberty. All of the shares of AT&T common stock, AT&T Class A Liberty Media Group common stock and AT&T Class B Liberty Media Group common stock previously held by Associated Group were retired by AT&T.

      The acquisition of Associated Group was accounted for as a purchase, and the $17 million excess of the fair value of the net assets acquired over the purchase price is being amortized over ten years. As a result of the issuance of AT&T Class A Liberty Media Group common stock, net of the shares of AT&T Class A Liberty Media Group common stock acquired in this transaction, Liberty recorded a $778 million increase to additional paid-in-capital, which represents the total purchase price of this acquisition.

      LIBERTY SATELLITE & TECHNOLOGY, INC.

      On March 16, 2000, Liberty purchased shares of preferred stock in TCI Satellite Entertainment, Inc. in exchange for Liberty's economic interest in approximately 5 million shares of Sprint PCS Group stock, which had a fair value of $300 million. During the third quarter of 2000, TCI Satellite Entertainment, Inc. changed its name to Liberty Satellite & Technology, Inc. ("LSAT"). Liberty received 150,000 shares of LSAT Series A 12% Cumulative Preferred Stock and 150,000 shares of LSAT Series B 8% Cumulative Convertible Voting Preferred Stock. The Series A preferred stock does not have voting rights, while the Series B preferred stock gives Liberty approximately 85% of the voting power of LSAT. In connection with this transaction, Liberty realized a $211 million gain (before related tax expense of $84 million) based on the difference between the cost basis and fair value of the economic interest in the Sprint PCS Group stock exchanged.

      ASCENT ENTERTAINMENT GROUP, INC. ("ASCENT")

      On March 28, 2000, Liberty completed its cash tender offer for the outstanding common stock of Ascent at a price of $15.25 per share. Approximately 85% of the outstanding shares of common stock of Ascent were tendered in the offer and Liberty paid approximately $385 million. On June 8, 2000, Liberty completed its acquisition of 100% of Ascent for an additional $67 million. The total purchase price for the acquisition was $452 million. Such transaction was accounted for as a purchase, and the $228 million excess of the purchase price over the fair value of the net assets acquired is being amortized over five years.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      LIBERTY LIVEWIRE CORPORATION ("LIBERTY LIVEWIRE")

      On April 10, 2000, Liberty acquired all of the outstanding common stock of Four Media Company ("Four Media") for total consideration of $462 million comprised of $123 million in cash, $194 million of assumed debt, 6.4 million shares of AT&T Class A Liberty Media Group common stock and a warrant to purchase approximately 700,000 shares of AT&T Class A Liberty Media Group common stock at an exercise price of $23 per share. Four Media provides technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment products both domestically and internationally.

      On June 9, 2000, Liberty acquired a controlling interest in The Todd-AO Corporation ("Todd-AO"), in exchange for approximately 5.4 million shares of AT&T Class A Liberty Media Group common stock valued at $106 million. Todd-AO provides sound, video and ancillary post production and distribution services to the motion picture and television industries in the United States and Europe.

      Immediately following the closing of such transaction, Liberty contributed to Todd-AO 100% of the capital stock of Four Media, in exchange for approximately 16.6 million shares of the Class B Common Stock of Todd-AO increasing Liberty's ownership interest in Todd-AO to approximately 84% of the equity and approximately 98% of the voting power. Following Liberty's acquisition of Todd-AO, and the contribution by Liberty to Todd-AO of Liberty's ownership in Four Media, Todd-AO changed its name to Liberty Livewire.

      On July 19, 2000, Liberty purchased all of the assets relating to the post production, content and sound editorial businesses of SounDelux Entertainment Group for $90 million in cash, and contributed such assets to Liberty Livewire in exchange for approximately 8.2 million additional shares of Liberty Livewire Class B Common Stock. Following this contribution, Liberty's ownership in Liberty Livewire increased to approximately 88% of the equity and approximately 99% of the voting power of Liberty Livewire.

      Each of the foregoing acquisitions was accounted for as a purchase. In connection therewith, Liberty recorded an aggregate increase to additional paid-in-capital of $251 million. The $452 million excess purchase price over the fair value of the net assets acquired is being amortized over 20 years.

      1999

      TV GUIDE

      On March 1, 1999, United Video Satellite Group, Inc. ("UVSG"), a consolidated subsidiary of Liberty, and News Corp. completed a transaction whereby UVSG acquired News Corp.'s TV Guide properties and UVSG was renamed TV Guide. Upon completion of this transaction, and another transaction completed by TV Guide on the same date, Liberty owned an economic interest of approximately 44% and controlled approximately 49% of the voting power of TV Guide. In connection with the increase in TV Guide's equity, net of dilution of Liberty's ownership interest in TV Guide, Liberty recognized a gain of $372 million (before deducting deferred income taxes of $147 million). Upon consummation, Liberty began accounting for its interest in TV Guide under the equity method of accounting.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      PRO FORMA INFORMATION

      The following unaudited pro forma information for the year ended December 31, 2000 was prepared assuming the 2000 acquisitions discussed above occurred on January 1, 2000. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the acquisitions discussed above had occurred on January 1, 2000.

          Revenue                  $1,769
          Net earnings             $1,413
          Pro forma basic and
            diluted earnings
            per common share       $ 0.55

(8)   LONG-TERM DEBT

      Debt is summarized as follows:

                                               Weighted
                                                average
                                               interest      December 31,
                                                 rate     -------------------
                                                 2001       2001       2000
                                              ----------  --------   --------
                                                          amounts in millions
      Parent company debt:
         Senior notes                            7.8%     $    982        742
         Senior debentures                       8.3%        1,486      1,486
         Senior exchangeable debentures          3.7%          858      1,679
         Bank credit facilities                  2.6%          675        475
         Other debt                              8.0%          288        580
                                                          --------   --------
                                                             4,289      4,962
      Debt of subsidiaries:
         Bank credit facilities                  4.3%        1,310      1,129
         Senior notes                            N/A            --        179
         Other debt, at varying rates                          308         93
                                                          --------   --------
                                                             1,618      1,401
                                                          --------   --------
         Total debt                                          5,907      6,363
      Less current maturities                    4.5%       (1,143)    (1,094)
                                                          --------   --------
         Total long-term debt                             $  4,764      5,269
                                                          ========   ========

      SENIOR NOTES AND DEBENTURES

      In July 1999, Liberty issued $750 million of 7-7/8% Senior Notes due 2009 and issued $500 million of 8-1/2% Senior Debentures due 2029 for aggregate cash proceeds of $741 million and $494 million, respectively. Interest on both issuances is payable on January 15 and July 15 of each year.

      In February 2000, Liberty issued $1 billion of 8-1/4% Senior Debentures due 2030 for aggregate cash proceeds of $983 million. Interest on these debentures is payable on February 1 and August 1 of each year.

      In December 2001, the Company issued $237.8 million of 7-3/4% Senior Notes due 2009 for cash proceeds of $238.4 million. Interest on these notes is payable on January 15 and July 15 of each year.

      The senior notes and debentures are stated net of an aggregate unamortized discount of $19 million and $22 million at December 31, 2001 and 2000, respectively, which is being amortized to interest expense in the consolidated statements of operations.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      SENIOR EXCHANGEABLE DEBENTURES

      In November 1999, Liberty issued $869 million of 4% Senior Exchangeable Debentures due 2029. Interest is payable on May 15 and November 15 of each year. Each $1,000 debenture is exchangeable at the holder's option for the value of 22.9486 shares of Sprint PCS Group stock. After the later of December 31, 2001 or the date Liberty's ownership level in the Sprint PCS Group falls below a specified level, Liberty may, at its election, pay the exchange value in cash, Sprint PCS Group stock or a combination thereof. Prior to such time, the exchange value must be paid in cash.

      In February and March 2000, Liberty issued an aggregate of $810 million of 3-3/4% Senior Exchangeable Debentures due 2030. Interest is payable on February 15 and August 15 of each year. Each $1,000 debenture is exchangeable at the holder's option for the value of 16.7764 shares of Sprint PCS Group stock. After the later of February 15, 2002 or the date Liberty's ownership level in the Sprint PCS Group falls below a specified level, Liberty may, at its election, pay the exchange value in cash, Sprint PCS Group stock or a combination thereof. Prior to such time, the exchange value must be paid in cash.

      In January 2001, Liberty issued $600 million of 3-1/2% Senior Exchangeable Debentures due 2031. Interest is payable on January 15 and July 15 of each year. Each $1,000 debenture is exchangeable at the holder's option for the value of 36.8189 shares of Motorola common stock. Such exchange value is payable, at Liberty's option, in cash, Motorola stock or a combination thereof. On or after January 15, 2006, Liberty, at its option, may redeem the debentures for cash.

      In March 2001, Liberty issued $817.7 million of 3-1/4% Senior Exchangeable Debentures due 2031. Interest is payable on March 15 and September 15 of each year. Each $1,000 debenture is exchangeable at the holder's option for the value of 18.5666 shares of Viacom Class B common stock. After January 23, 2003, such exchange value is payable at Liberty's option in cash, Viacom stock or a combination thereof. Prior to such date, the exchange value must be paid in cash. On or after March 15, 2006, Liberty, at its option, may redeem the debentures for cash.

      Prior to the adoption of Statement 133, the carrying amount of the senior exchangeable debentures was adjusted based on the fair value of the underlying security. Increases or decreases in the value of the underlying security above the principal amount of the senior exchangeable debentures were recorded as unrealized gains or losses on financial instruments in the consolidated statements of operations. If the value of the underlying security decreased below the principal amount of the senior exchangeable debentures there was no effect on the principal amount of the debentures.

      Upon adoption of Statement 133, the call option feature of the exchangeable debentures is reported separately in the consolidated balance sheet at fair value. Accordingly, at January 1, 2001, Liberty recorded a transition adjustment to reflect the call option obligations at fair value ($459 million) and to recognize in net earnings the difference between the fair value of the call option obligations at issuance and the fair value of the call option obligations at January 1, 2001. Such adjustment to net earnings aggregated $757 million (before tax expense of $299 million) and is included in cumulative effect of accounting change. Changes in the fair value of the call option obligations subsequent to January 1, 2001 are recognized as unrealized gains (losses) on financial instruments in Liberty's consolidated statements of operations. During the year ended December 31, 2001, Liberty recorded unrealized gains of $167 million related to the call option obligations.

      Under Statement 133, the reported amount of the long-term debt portion of the exchangeable debentures is calculated as the difference between the face amount of the debentures and the fair value of the call option feature on the date of issuance. The fair value of the call option obligations related to the $1,418 million of exchangeable debentures issued during the year ended December 31, 2001, aggregated $1,028 million on the date of issuance. Accordingly, the long-term debt portion was recorded at $390 million. The long-term debt is accreted to its face amount over the term of the debenture using the effective interest method. Such accretion aggregated $6 million during the year ended December 31, 2001, and is included in interest expense. The transition adjustment noted above resulted in a decrease in the carrying value of the long-term debt portion of the senior exchangeable debentures of $1,216 million on January 1, 2001.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      BANK CREDIT FACILITIES

      At December 31, 2001, Liberty and its subsidiaries had approximately $217 million in unused lines of credit under their respective bank credit facilities. The bank credit facilities generally contain restrictive covenants which require, among other things, the maintenance of certain financial ratios, and include limitations on indebtedness, liens, encumbrances, acquisitions, dispositions, guarantees and dividends. The borrowers were in compliance with their debt covenants at December 31, 2001. Additionally, the bank credit facilities require the payment of fees ranging from .15% to .375% per annum on the average unborrowed portions of the total commitments.

      The U.S. dollar equivalent of the annual maturities of Liberty's debt for each of the next five years are as follows (amounts in millions):

                      2002                                  $1,143
                      2003                                     211
                      2004                                     121
                      2005                                     435
                      2006                                     589

      Liberty estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to Liberty for debt of the same remaining maturities. The fair value of Liberty's publicly traded debt at December 31, 2001 is as follows (amounts in millions):

                 Senior notes of parent company                        $1,024
                 Senior debentures of parent company                    1,438
                 Senior exchangeable debentures of parent company,
                     including call option liability                    2,323

      Liberty believes that the carrying amount of the remainder of its debt, which is comprised primarily of variable rate debt, approximated its fair value at December 31, 2001.

      A reconciliation of the carrying value of the Company's debt to the face amount at maturity is as follows (amounts in millions):

                 Carrying value at December 31, 2001                   $5,907
                 Add:
                     Unamortized issue discount on Senior Notes
                       and Debentures                                      19
                     Unamortized discount attributable to call
                       option feature of exchangeable debentures        2,238
                                                                       ------
                         Face amount at maturity                       $8,164
                                                                       ======

(9)   INCOME TAXES

      During the period from March 9, 1999 to August 10, 2001, Liberty was included in the consolidated federal income tax return of AT&T and was a party to a tax sharing agreement with AT&T (the "AT&T Tax Sharing Agreement"). Liberty calculated its respective tax liability on a separate return basis. The income tax provision for Liberty was calculated based on the increase or decrease in the tax liability of the AT&T consolidated group resulting from the inclusion of those items in the consolidated tax return of AT&T which were attributable to Liberty.

      Under the AT&T Tax Sharing Agreement, Liberty received a cash payment from AT&T in periods when it generated taxable losses and such taxable losses were utilized by AT&T to reduce the consolidated income tax liability. This utilization of taxable losses was accounted for by Liberty as a current federal

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES intercompany income tax benefit. To the extent such losses were not utilized by AT&T, such amounts were available to reduce federal taxable income generated by Liberty in future periods, similar to a net operating loss carryforward, and were accounted for as a deferred federal income tax benefit.

      In periods when Liberty generated federal taxable income, AT&T agreed to satisfy such tax liability on Liberty's behalf up to a certain amount. Thereafter, Liberty was required to make cash payments to AT&T for federal tax liabilities of Liberty. The reduction of such computed tax liabilities was accounted for by Liberty as an increase to additional paid-in-capital.

      To the extent AT&T utilized existing net operating losses of Liberty, such amounts were accounted for by Liberty as a reduction of additional paid-in-capital. Net operating losses of Liberty with a tax effected carrying value of $2 million, $38 million and $88 million were recorded as a reduction to additional paid-in-capital during the seven months ended July 31, 2001, the year ended December 31, 2000 and the ten months ended December 31, 1999, respectively.

      Liberty generally made cash payments to AT&T related to states where it generated taxable income and received cash payments from AT&T in states where it generates taxable losses.

      Prior to the AT&T Merger, Liberty was included in TCI's consolidated tax return and was a party to the TCI tax sharing agreements.


      Income tax benefit (expense) consists of:

                                                     New Liberty                 Old Liberty
                                       ----------------------------------------  ------------
                                          Year          Year       Ten months    Two months
                                          ended         ended        ended         ended
                                       December 31,  December 31,  December 31,  February 28,
                                           2001          2000          1999         1999
                                       ------------  ------------  ------------  ------------
                                                 amounts in millions
      Current:
         Federal                       $        297           277            75             1
         State and local                         (2)           10            (3)           --
                                       ------------  ------------  ------------    ----------
                                                295           287            72             1
                                       ------------  ------------  ------------    ----------

      Deferred:
         Federal                              3,166        (1,490)          873          (168)
         State and local                        447          (331)          152           (44)
                                       ------------  ------------  ------------    ----------
                                              3,613        (1,821)        1,025          (212)
                                       ------------  ------------  ------------    ----------
      Income tax benefit (expense)     $      3,908        (1,534)        1,097          (211)
                                       ------------  ------------  ------------    ----------

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

                                                                    New Liberty                       Old Liberty
                                               ---------------------------------------------------    ------------
                                                   Year                Year            Ten months      Two months
                                                   ended               ended              ended           ended
                                               December 31,        December 31,       December 31,    February 28,
                                                   2001                2000             1999               1999
                                               ------------        ------------       ------------    ------------
                                                                         amounts in millions
         Computed expected tax benefit
             (expense)                         $      3,809              (1,035)             1,107             (49)
         Dividends excluded for income tax
             purposes                                    18                  22                 11               2
         Amortization not deductible for
             income tax purposes                       (260)               (187)              (122)             (4)
         State and local income taxes, net
             of federal income taxes                    289                (204)               102             (29)
         Recognition of difference in
             income tax basis of
             investments in subsidiaries                 21                 (69)                --            (130)
         Effect of change in estimated
             state tax rate                              91                  --                 --              --
         Change in valuation allowance                  (71)                (50)                --              --
         Other, net                                      11                 (11)                (1)             (1)
                                               ------------        ------------       ------------    ------------
                                               $      3,908              (1,534)             1,097            (211)
                                               ============        ============       ============    ============

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are presented below:

                                                                                          December 31,
                                                                                     ---------------------
                                                                                       2001         2000
                                                                                     --------      -------
                                                                                      amounts in millions
         Deferred tax assets:
             Net operating and capital loss carryforwards                            $   370          363
             Accrued stock compensation                                                  296          247
             Other future deductible amounts                                              31           --
                                                                                     -------      -------
             Deferred tax assets                                                         697          610
                Valuation allowance                                                     (273)        (202)
                                                                                     -------      -------
             Net deferred tax assets                                                     424          408
                                                                                     -------      -------
         Deferred tax liabilities:
             Investments                                                               8,422       11,255
             Intangible assets                                                           164          218
             Discount on exchangeable debentures                                         455           --
             Other                                                                        49           30
                                                                                     -------      -------
             Deferred tax liabilities                                                  9,090       11,503
                                                                                     -------      -------

         Net deferred tax liabilities                                                $ 8,666       11,095
                                                                                     =======      =======

      At December 31, 2001, Liberty had net operating and capital loss carryforwards for income tax purposes aggregating approximately $1,016 million which, if not utilized to reduce taxable income in future periods, will expire as follows: 2004: $1 million; 2005: $16 million; 2006: $14 million; 2007: $16 million; 2008: $12 million; 2009: $27 million; 2010: $6 million; and beyond 2010: $924 million. These net operating losses are subject to certain rules limiting their usage.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      AT&T, as the successor to TCI, is the subject of an Internal Revenue Service ("IRS") audit for the 1993-1995 tax years. The IRS has notified AT&T and Liberty that it is considering proposing income adjustments and assessing certain penalties in connection with TCI's 1994 tax return. The IRS's position could result in recognition of up to approximately $305 million of additional income, resulting in as much as $107 million of additional tax liability, plus interest. In addition, the IRS may assert certain penalties. AT&T and Liberty do not agree with the IRS's proposed adjustments and penalties, and AT&T and Liberty intend to vigorously defend their position. Pursuant to the AT&T Tax Sharing Agreement, Liberty may be obligated to reimburse AT&T for any tax that AT&T is ultimately assessed as a result of this audit. Liberty is currently unable to estimate a range of any such reimbursement, but believes that any such reimbursement would not be material to its financial position.

(10)  STOCKHOLDER'S EQUITY

      PREFERRED STOCK

      The Preferred Stock is issuable, from time to time, with such designations, preferences and relative participating, option or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board. As of December 31, 2001, no shares of preferred stock were issued.

      COMMON STOCK

      Prior to the Split Off Transaction, Liberty had 1,000 shares of each of Class A, Class B and Class C common stock outstanding. In connection with the Split Off Transaction, the Class A and Class B common stock were reclassified into Series A common stock and the Class C common stock was reclassified into Series B common stock. The Series A common stock has one vote per share, and the Series B common stock has ten votes per share. Each share of the Series B common stock is exchangeable at the option of the holder for one share of Series A common stock.

      As of December 31, 2001, there were 75 million shares of Liberty Series A common stock reserved for issuance under exercise privileges of outstanding stock options.

      STOCK ISSUANCES OF SUBSIDIARIES AND EQUITY AFFILIATES

      Certain consolidated subsidiaries and equity affiliates of Liberty have issued shares of common stock in connection with acquisitions and the exercise of employee stock options. In connection with the increase in the issuers' equity, net of the dilution of Liberty's ownership interest, that resulted from such stock issuances, Liberty recorded increases (decreases) to additional paid-in-capital as follows:

                                                                                                       Ten months
                                                                Year ended           Year ended          ended
                                                               December 31,         December 31,      December 31,
                                                                  2001                  2000             1999
                                                               ------------         ------------      ------------
                                                                                amounts in millions
                  Stock issuances by consolidated
                     subsidiaries                              $         (8)                 212               107
                  Stock issuances by equity affiliates
                     (net of deferred income taxes of $75
                     million and $1 million, respectively)               --                  143                 1
                                                               ------------         ------------      ------------
                                                               $         (8)                 355               108
                                                               ============         ============      ============

      TRANSACTIONS WITH OFFICERS AND DIRECTORS

      During the second quarter of 2001, Liberty purchased 2,245,155 shares of common stock of On Command Corporation ("On Command"), a consolidated subsidiary of Liberty, from an executive officer and director

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES of On Command, who is also a director of Liberty, for aggregate cash consideration of $25.2 million. Such purchase price represents a per share price of $11.22. The closing market price for On Command common stock on the day the transaction was signed was $7.77. The Company has included the difference between the aggregate market value of the shares purchased and the cash consideration paid in selling, general and administrative expenses in the accompanying consolidated statement of operations.

      In November 2000, Liberty granted certain officers, a director of Liberty (the "Liberty Director"), and a board member of Liberty Livewire an aggregate 4.0725% common stock interest in Liberty LWR, Inc. ("LWR"), which owned a direct interest in Liberty Livewire. The common stock interest granted to these individuals had a value of approximately $400,000. LWR also awarded the Liberty Director a deferred bonus in the initial total amount of approximately $3.4 million, which amount will decrease by an amount equal to any increase over the five-year period from the date of the award in the value of certain of the common shares granted to the Liberty Director. Liberty and the individuals entered into a stockholders' agreement in which the individuals could require Liberty to repurchase, after five years, all or part of their common stock interest in exchange for Series A Liberty stock at its then fair market value. In addition, Liberty has the right to repurchase, in exchange for Series A Liberty common stock, the common stock interests held by the individuals at fair market value at any time.

      In July 2001, LWR formed Liberty Livewire Holdings, Inc. ("Livewire Holdings") as a wholly owned subsidiary. LWR then sold to certain officers and the Liberty Director an aggregate 19.872% common stock interest in Livewire Holdings with an aggregate value of $600. Liberty, LWR and these individuals entered into a stockholders agreement pursuant to which the individuals can require Liberty to purchase, after five years, all or part of their common stock interest in Livewire Holdings, in exchange for Liberty common stock, at its then-fair market value. In addition, Liberty has the right to purchase, in exchange for its common stock, their common stock interests in Livewire Holdings for fair market value at any time.

      In August 2001, in connection with the termination of Liberty Livewire's director and chief executive officer, LWR purchased his common stock interest in LWR. In October 2001, LWR purchased from the Liberty officers and the Liberty Director their respective common stock interests in LWR. In connection with the purchase of his common stock interest in LWR, the Liberty Director waived the right to receive his deferred bonus. Upon the completion of these purchases, LWR became a wholly owned subsidiary of the Company.

      In October 2000, Liberty restructured its ownership interests in certain assets into a new consolidated subsidiary. Liberty then sold a preferred interest in such subsidiary to Liberty's Chairman of the Board of Directors in exchange for approximately 540,000 shares of LSAT Series A common stock, approximately 3.3 million shares of LSAT Series B common stock and cash consideration of approximately $88 million. No gain or loss was recognized due to the related party nature of such transaction. The preferred interest has a liquidation value of $106 million and accrues dividends at 9% per annum payable quarterly in cash.

      In September 2000, certain officers of Liberty purchased a 6% common stock interest in a subsidiary for $1.3 million. Such subsidiary owns an indirect interest in an entity that holds certain of Liberty's investments in satellite and technology related assets. Liberty and the officers entered into a shareholders agreement in which the officers could require Liberty to purchase, after five years, all or part of their common stock interest in exchange for Series A Liberty stock at the then fair market value. In addition, Liberty has the right to purchase, in exchange for Series A Liberty common stock, the common stock interests held by the officers at fair market value at any time. During 2001, two of the officers resigned their positions with the Company, and the Company purchased their respective interests in the subsidiary for the original purchase price plus 6% interest.

      In August 2000, a subsidiary of Liberty sold shares of such subsidiary's Series A Convertible Participating Preferred Stock (the "Preferred Shares") to a director of Liberty, who was also the Chairman and Chief Executive Officer of such subsidiary, for a $21 million note. The Preferred Shares are convertible into 1.4 million shares of the subsidiary's common stock. The note is secured by the Preferred Shares or the proceeds from the sale of such shares and the director's personal obligations under such loan are limited.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

      The note, which matures on August 1, 2005, may not be prepaid and interest on the note accrues at a rate of 7% per annum.

      In May 2000, Liberty's President and Chief Executive Officer, certain officers of a subsidiary and another individual purchased an aggregate 20% common stock interest in a subsidiary for $800,000. This subsidiary owns a 7% interest in Jupiter Telecommunications Co., Inc. Liberty and the individuals entered into a shareholders agreement in which the individuals could require Liberty to purchase, after five years, all or part of their common stock interest in exchange for Series A Liberty common stock at its then fair market value. In addition, Liberty has the right to purchase, in exchange for Series A Liberty common stock, the common stock interests held by the officers at fair market value at any time. Liberty recognized $4 million and $3 million of compensation expense related to changes in the market value of its contingent liability to reacquire the common stock interests held by these officers during the years ended December 31, 2001 and 2000, respectively.

      In connection with the AT&T Merger, Liberty paid two of its directors and one other individual, all three of whom were directors of TCI, an aggregate of $12 million for services rendered in connection with the AT&T Merger. Such amount is included in operating, selling, general and administrative expenses for the two months ended February 28, 1999 in the accompanying consolidated statements of operations.

      Liberty is party to a call agreement with certain shareholders of Series B Liberty common stock, including the Chairman of the Board of Directors, which grants Liberty a right to acquire all of the Series B Liberty common stock held by such shareholders in certain circumstances. The price of acquiring such shares is generally limited to the market price of the Series A Liberty common stock, plus a 10% premium.

      TRANSACTIONS WITH AT&T AND OTHER RELATED PARTIES

      Certain subsidiaries of Liberty produce and/or distribute programming and other services to cable distribution operators (including AT&T) and others pursuant to long term affiliation agreements. Charges to AT&T are based upon customary rates charged to others. Amounts included in revenue for services provided to AT&T were $210 million, $243 million, $180 million and $43 million for the seven months ended July 31, 2001, the year ended December 31, 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

      Prior to the Split Off Transaction, AT&T allocated certain corporate general and administrative costs to Liberty pursuant to an intergroup agreement. Management believes such allocation methods were reasonable and materially approximated the amount that Liberty would have incurred on a stand-alone basis. In addition, there are arrangements between subsidiaries of Liberty and AT&T and its other subsidiaries for satellite transponder services, marketing support, programming, and hosting services. These expenses aggregated $20 million, $37 million, $24 million and $6 million during the seven months ended July 31, 2001 (the period immediately prior to the Split Off Transaction), the year ended December 31, 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

      On April 8, 1999, Liberty redeemed all of its outstanding 4-1/2% convertible subordinated debentures. The debentures were convertible into shares of AT&T Liberty Media Group Class A common stock at a conversion price of $11.77, or 84.96 shares per $1,000 principal amount. Certain holders of the debentures had exercised their rights to convert their debentures and 29.2 million shares of AT&T Liberty Media Group tracking stock were issued to such holders. In connection with such issuance of AT&T Liberty Media Group tracking stock, Liberty recorded an increase to additional paid-in-capital of $354 million.

(11)  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      LIBERTY

      Effective with the Split Off Transaction, Liberty assumed from AT&T the Amended and Restated AT&T Corp. Liberty Media Group 2000 Incentive Plan and renamed it the Liberty Media Corporation 2000 Incentive Plan (the "Liberty Incentive Plan"). Grants by TCI of options and options with tandem stock

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES appreciation rights ("SARs") with respect to shares of Liberty Media Group stock prior to 1999 were assumed by Liberty under the Liberty Incentive Plan. Grants of free standing SARs made under the Plan in 2000 and in 2001 prior to the Split Off Transaction were converted into options upon assumption by Liberty.

      The Liberty Incentive Plan provides for awards to be made in respect of a maximum of 160 million shares of common stock of Liberty. Awards may be made as grants of stock options, SARs, restricted shares, stock units, cash or any combination thereof.

      Effective February 28, 2001 (the "Effective Date"), the Company restructured the options and options with tandem SARs to purchase AT&T common stock and AT&T Liberty Media Group tracking stock (collectively the "Restructured Options") held by certain executive officers of the Company. Pursuant to such restructuring, all Restructured Options became exercisable on the Effective Date, and each executive officer was given the choice to exercise all of his Restructured Options. Each executive officer who opted to exercise his Restructured Options received consideration equal to the excess of the closing price of the subject securities on the Effective Date over the exercise price. The exercising officers received (i) a combination of cash and AT&T Liberty Media Group tracking stock for Restructured Options that were vested prior to the Effective Date and (ii) cash for Restructured Options that were previously unvested. The executive officers used the cash proceeds from the previously unvested options to purchase restricted shares of AT&T Liberty Media Group tracking stock. Such restricted shares are subject to forfeiture upon termination of employment. The forfeiture obligation will lapse according to a schedule that corresponds to the vesting schedule applicable to the previously unvested options.

      In addition, each executive officer was granted free-standing SARs equal to the total number of Restructured Options exercised. The free-standing SARs were tied to the value of AT&T Liberty Media Group tracking stock and will vest as to 30% in year one and 17.5% in years two through five. The free-standing SARs have an exercise price of $14.70 and had a fair value of $9.56 on the date of the grant. Upon completion of the Split Off Transaction, the free-standing SARs automatically converted to options to purchase Liberty Series A common stock. Prior to the Effective Date, the Restructured Options were accounted for using variable plan accounting pursuant to APB Opinion No. 25. Accordingly, the above-described transaction did not have a significant impact on Liberty's results of operations.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

The following table presents the number and weighted average exercise price ("WAEP") of certain options and options with tandem SARs to purchase Liberty Series A common stock granted to certain officers and other key employees of the Company.

                                                                       LIBERTY
                                                                      SERIES A
                                                                       COMMON
                                                                        STOCK               WAEP
                                                                  --------------------    --------
                                                                   AMOUNTS IN THOUSANDS, EXCEPT
                                                                            FOR WAEP
Outstanding at January 1, 1999                                                  78,158    $  23.19
      Granted                                                                    1,244       18.43
      Exercised                                                                 (7,510)       5.02
      Adjustment for transfer of employees                                      (1,158)       6.70
                                                                  --------------------
Outstanding at December 31, 1999                                                70,734        6.97
      Granted                                                                    2,341       21.73
      Exercised                                                                 (7,214)       5.69
      Canceled                                                                    (479)       9.45
      Options issued in mergers                                                 12,134        4.75
                                                                  --------------------
Outstanding at December 31, 2000                                                77,516        7.20
      Granted                                                                   49,087       14.72
      Exercised                                                                (50,315)       7.62
      Canceled                                                                  (1,167)      16.88
                                                                  --------------------
Outstanding at December 31, 2001                                                75,121       11.69
                                                                  ====================

Exercisable at December 31, 1999                                                14,341
                                                                  ====================
Exercisable at December 31, 2000                                                52,856
                                                                  ====================
Exercisable at December 31, 2001                                                23,494
                                                                  ====================

Vesting period                                                                   5 yrs

The following table provides certain information about the Company's outstanding options at December 31, 2001.

  NO. OF                                    WEIGHTED     NO. OF
OUTSTANDING     RANGE OF         WAEP OF     AVERAGE   EXERCISABLE    WAEP OF
  OPTIONS       EXERCISE       OUTSTANDING  REMAINING    OPTIONS    EXERCISABLE
  (000'S)        PRICES          OPTIONS      LIFE       (000'S)      OPTIONS
----------   ----------------  -----------  ---------  -----------  -----------
    17,566   $ 1.08 - $ 5.00       $ 2.04    4.0 yrs       17,534       $ 2.04
     1,180   $ 6.30 - $ 9.95       $ 7.05    5.1 yrs        1,043       $ 7.00
    53,336   $10.81 - $14.75       $14.47    8.9 yrs        4,126       $12.25
     3,039   $16.35 - $28.40       $20.59    8.6 yrs          791       $20.11
----------                                              ---------
    75,121                                                 23,494
==========                                              =========

As permitted by Statement 123, the Company accounts for stock-based compensation pursuant to the intrinsic value method prescribed by APB Opinion No. 25 and its interpretations. In accordance with APB Opinion No. 25, Liberty accounts for stock options with tandem SARs granted to its employees as variable plan awards. Liabilities and the related compensation expense under these awards are subject to future adjustment based upon vesting provisions and the market value of the underlying security and, ultimately, on the final determination of market value when the rights are exercised. The Company accounts for stand-alone options as fixed plan awards, and accordingly, no compensation is recognized for these awards. If the Company had determined compensation expense based upon the grant-date fair value method pursuant to Statement 123, the Company's 2001 net loss and pro forma net loss per common share would have been $6,335 million and $2.45, respectively. The Company's net earnings (loss) and pro forma net earnings

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(loss) per share for 2000 and 1999 would not have been significantly different from what has been reflected in the accompanying consolidated financial statements as substantially all of Liberty's stock option awards had tandem SARs in 2000 and 1999.

In addition to the SARs issued in the aforementioned option restructuring, during 2001 and pursuant to the Liberty Incentive Plan, Liberty awarded 2,104,000 options to purchase Liberty Series A common stock to certain officers and key employees of the Company. Such options have exercise prices ranging from $12.40 to $16.35, vest as to 25% in each of years 2 through 5 after the date of grant, and had a weighted-average grant date fair value of $9.40.

The estimated fair values of the options noted above are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of these calculations generally include the following: (a) a discount rate equal to the 10-year Treasury rate on the date of grant; (b) a 45% volatility factor,
(c) the 10-year option term; (d) the closing price of the respective common stock on the date of grant; and (e) an expected dividend rate of zero.

LIBERTY DIGITAL, INC.

DEFERRED COMPENSATION AND STOCK OPTION PLAN. On September 8, 1999, Liberty Digital adopted the Deferred Compensation and Stock Appreciation Rights Plan for key executives. This plan is comprised of a deferred compensation component and SARs grants. The deferred compensation component provides participants with the right to receive an aggregate of nine and one half percent of the appreciation in the Liberty Digital Series A common stock market price over $2.46 subject to a maximum amount of $19.125. The SARs provide participants with the appreciation in the market price of the Liberty Digital Series A common stock above the maximum amount payable under the deferred compensation component. Obligations to the executives under both the deferred compensation and SAR elements of this plan are accounted for as variable award plans.

There are 19,295,193 shares subject to this plan all of which were granted in 1999 at an effective exercise price of $2.46 and a weighted average remaining life of 3 years at year end. The deferred compensation and SARs components vest 20% annually beginning with the first vesting date of December 15, 1999. Fully vested unexercised SARs total 3,046,188 at year-end. During the year ended December 31, 1999, there were no exercises, cancellations or expirations. During 2000 there were 3,859,038 options exercised, and 3,251,401 options cancelled. This plan terminates on December 15, 2003.

Subsequent to December 31, 2001, Liberty effected a short form merger with Liberty Digital whereby Liberty Digital shareholders received 0.25 shares of Liberty Series A common stock for each share of Liberty Digital Series A common stock held. Subsequent to this merger Liberty owns 100% of Liberty Digital. In connection with this merger, all outstanding Liberty Digital SARs were converted to Liberty SARs at the rate of 0.25 for 1. In addition, all amounts accrued under the deferred compensation plan were paid, and the deferred compensation plan was terminated.

During the first quarter of 2000, an executive officer of Liberty Digital elected to exercise certain of his SARs that had been granted by Liberty Digital. In order to satisfy Liberty Digital's obligations under the stock option agreement, LDIG and Liberty offered to issue, and the executive agreed to accept, a combination of cash and AT&T Liberty Media Group tracking stock in lieu of a cash payment. Accordingly, Liberty paid cash of $50 million and issued 5.8 million shares to the executive officer in the first quarter of 2001.

STARZ ENCORE GROUP

STARZ ENCORE GROUP PHANTOM STOCK APPRECIATION RIGHTS PLAN. During 2000 and 1999 Starz Encore Group granted Phantom Stock Appreciation Rights (PSARS) to certain of its officers under this plan. PSARS granted under the plan generally vest over a five year period. Compensation under the PSARS is computed based upon a formula derived from the appraised fair value of the net assets of Starz Encore Group. All amounts earned under the plan are payable in cash.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

OTHER

Certain of the Company's subsidiaries have stock based compensation plans under which employees and non-employees are granted options or similar stock based awards. Awards made under these plans vest and become exercisable over various terms. The awards and compensation recorded, if any, under these plans is not significant to Liberty.

(12)  EMPLOYEE BENEFIT PLANS

Liberty is the sponsor of the Liberty Media 401(k) Savings Plan (the "Liberty 401(k) Plan"), which provides employees an opportunity for ownership in the Company and creates a retirement fund. The Liberty 401(k) Plan provides for employees to contribute up to 10% of their compensation to a trust for investment in Liberty common stock, as well as several mutual funds. The Company, by annual resolution of the Board, generally contributes up to 100% of the amount contributed by employees. Certain of the Company's subsidiaries have their own employee benefit plans. Contributions to all plans aggregated $10 million, $7 million, $3 million and $1 million for the years ended December 31, 2001 and 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

(13)  OTHER COMPREHENSIVE EARNINGS

Accumulated other comprehensive earnings included in Liberty's consolidated balance sheets and consolidated statements of stockholder's equity reflect the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on securities classified as available-for-sale. The change in the components of accumulated other comprehensive earnings, net of taxes, is summarized as follows:

                                                                                    ACCUMULATED
                                                        FOREIGN                        OTHER
                                                       CURRENCY    UNREALIZED      COMPREHENSIVE
                                                      TRANSLATION   GAINS ON   EARNINGS (LOSS), NET
                                                      ADJUSTMENTS  SECURITIES        OF TAXES
                                                      -----------  ----------  --------------------
                                                                     AMOUNTS IN MILLIONS
Balance at January 1, 1999                            $         5       3,181                 3,186
Other comprehensive earnings (loss)                           (15)        885                   870
                                                      -----------  ----------  --------------------
Balance at February 28, 1999                          $       (10)      4,066                 4,056
                                                      ===========  ==========  ====================

Balance at March 1, 1999                              $        --          --                    --
Other comprehensive earnings                                   60       6,495                 6,555
                                                      -----------  ----------  --------------------
Balance at December 31, 1999                                   60       6,495                 6,555

Other comprehensive loss                                     (202)     (6,750)               (6,952)
                                                      -----------  ----------  --------------------
Balance at December 31, 2000                                 (142)       (255)                 (397)

Other comprehensive loss                                     (359)      1,596                 1,237
                                                      -----------  ----------  --------------------
Balance at December 31, 2001                          $      (501)      1,341                   840
                                                      ===========  ==========  ====================

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

The components of other comprehensive earnings are reflected in Liberty's consolidated statements of comprehensive earnings, net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings.

                                                                                     TAX
                                                                  BEFORE-TAX      (EXPENSE)      NET-OF-TAX
                                                                    AMOUNT         BENEFIT         AMOUNT
                                                                  ----------      ---------      ----------
                                                                              AMOUNTS IN MILLIONS
YEAR ENDED DECEMBER 31, 2001:
Foreign currency translation adjustments                          $     (588)           229            (359)
Unrealized holding losses on securities arising during period         (1,661)           648          (1,013)
Reclassification adjustment for losses realized in net loss            4,420         (1,724)          2,696
Cumulative effect of accounting change                                  (143)            56             (87)
                                                                  ----------      ---------      ----------
Other comprehensive earnings                                      $    2,028           (791)          1,237
                                                                  ==========      =========      ==========

YEAR ENDED DECEMBER 31, 2000:
Foreign currency translation adjustments                          $     (334)           132            (202)
Unrealized holding losses on securities arising during period        (10,116)         4,001          (6,115)
Reclassification adjustment for gains realized in net earnings        (1,050)           415            (635)
                                                                  ----------      ---------      ----------
Other comprehensive loss                                          $  (11,500)         4,548          (6,952)
                                                                  ==========      =========      ==========

TEN MONTHS ENDED DECEMBER 31, 1999:
Foreign currency translation adjustments                          $       99            (39)             60
Unrealized holding gains on securities arising during period          10,733         (4,245)          6,488
Reclassification adjustment for losses realized in net loss               12             (5)              7
                                                                  ----------      ---------      ----------
Other comprehensive earnings                                      $   10,844         (4,289)          6,555
                                                                  ==========      =========      ==========

TWO MONTHS ENDED FEBRUARY 28, 1999:
Foreign currency translation adjustments                          $      (25)            10             (15)
Unrealized holding gains arising during period                         1,464           (579)            885
                                                                  ----------      ---------      ----------
Other comprehensive earnings                                      $    1,439           (569)            870
                                                                  ==========      =========      ==========

(14)  COMMITMENTS AND CONTINGENCIES

Starz Encore Group LLC, a wholly owned subsidiary of Liberty, provides premium programming distributed by cable, direct satellite, TVRO and other distributors throughout the United States. Starz Encore Group is obligated to pay fees for the rights to exhibit certain films that are released by various producers through 2014 (the "Film Licensing Obligations"). The aggregate amount of the Film Licensing Obligations under these license agreements is not currently estimable because such amount is dependent upon the number of qualifying films released theatrically by certain motion picture studios as well as the domestic theatrical exhibition receipts upon the release of such qualifying films. Nevertheless, required aggregate payments under the Film Licensing Obligations could prove to be significant. Starz Encore Group's estimate, based on customer levels at December 31, 2001, of the future minimum obligation related to the Film Licensing Obligations for the five years after 2001 and thereafter are as follows (amounts in millions):

         2002 .................................. $405
         2003 ..................................  224
         2004 ..................................  154
         2005 ..................................   88
         2006 ..................................  103
         Thereafter ............................  388

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

Liberty has guaranteed $619 million of the bank debt of Jupiter, an equity affiliate that provides broadband services in Japan. Approximately $343 million of such guaranteed amount is due and payable by Jupiter during the first quarter of 2002. Jupiter is currently negotiating the refinancing of substantially all of its long-term and short-term debt. Liberty anticipates that it and the other Jupiter shareholders will make equity contributions to Jupiter in connection with such refinancing, and that Liberty's share of such equity contributions will be approximately $450 million. Upon such refinancing, Liberty anticipates that its guarantee of Jupiter debt would be cancelled.

Liberty has also guaranteed various loans, notes payable, letters of credit and other obligations (the "Guaranteed Obligations") of certain other affiliates. At December 31, 2001, the Guaranteed Obligations aggregated approximately $170 million. Currently, Liberty is not certain of the likelihood of being required to perform under such guarantees.

Liberty leases business offices, has entered into pole rental and transponder lease agreements and uses certain equipment under lease arrangements. Rental expense under such arrangements amounts to $76 million, $50 million, $30 million and $9 million for the years ended December 31, 2001 and 2000, for the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

A summary of future minimum lease payments under noncancelable operating leases as of December 31, 2001 follows (amounts in millions):

      YEARS ENDING DECEMBER 31:
      -------------------------
          2002 ................. $ 70
          2003 .................   63
          2004 .................   52
          2005 .................   40
          2006 .................   31
          Thereafter ...........  115

It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amount shown for 2001.

STARZ ENCORE GROUP LLC V. AT&T BROADBAND LLC AND SATELLITE SERVICES, INC. Starz Encore Group entered into a 25-year affiliation agreement in 1997 with TCI. TCI cable systems subsequently acquired by AT&T in the TCI merger operate under the name AT&T Broadband. Starz Encore Group receives fixed monthly payments in exchange for unlimited access to all of the existing Encore and STARZ! services. The payment from AT&T Broadband can be adjusted if AT&T acquires or disposes of cable systems. The affiliation agreement further provides that to the extent Starz Encore Group's programming costs increase above or decrease below amounts specified in the agreement, then AT&T Broadband's payments under the affiliation agreement will be increased or decreased in an amount equal to a proportion of the excess or shortfall. Starz Encore Group requested payment from AT&T Broadband of its proportionate share of excess programming costs during the first quarter of 2001 (which amount aggregated approximately $32 million for the year 2001). Excess programming costs payable by AT&T Broadband could be significantly larger in future years.

By letter dated May 29, 2001, AT&T Broadband has disputed the enforceability of the excess programming costs pass through provisions of the affiliation agreement and questioned whether the affiliation agreement, as a whole, is "voidable." In addition, AT&T Broadband raised certain issues concerning interpretations of the contractual requirements associated with the treatment of acquisitions and dispositions. Starz Encore Group believes the position expressed by AT&T Broadband to be without merit. On July 10, 2001, Starz Encore Group initiated a lawsuit against AT&T Broadband and Satellite Services, Inc., a subsidiary of AT&T Broadband that is also a party to the affiliation agreement, in Arapahoe County District Court, Colorado for breach of contract. Starz Encore Group is seeking a judgment of specific performance of the contract, damages and costs.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

On October 19, 2001, Starz Encore Group entered into a standstill and tolling agreement whereby the parties agreed to move the court to stay the lawsuit until August 31, 2002 to permit the parties an opportunity to resolve their dispute. This agreement provides that either party may unilaterally petition the court to lift the stay after April 30, 2002 and proceed with the litigation. The court granted the stay on October 30, 2001. In conjunction with this agreement, AT&T Broadband and the Company entered into various agreements whereby Starz Encore Group will indirectly receive payment for AT&T Broadband's proportionate share of the programming costs pass through for 2001.

Liberty has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

(15)  INFORMATION ABOUT LIBERTY'S OPERATING SEGMENTS

Liberty is a holding company with a variety of subsidiaries and investments operating in the media, communications and entertainment industries. Each of these businesses is separately managed. Liberty identifies its reportable segments as those consolidated subsidiaries that represent 10% or more of its combined revenue and those equity method affiliates whose share of earnings or losses represent 10% or more of its pre-tax earnings or loss. Subsidiaries and affiliates not meeting this threshold are aggregated together for segment reporting purposes. The segment presentation for prior periods has been conformed to the current period segment presentation.

For the year ended December 31, 2001, Liberty had five operating segments:
Starz Encore Group, Liberty Livewire, On Command Corporation ("On Command"), Telewest and Other. Starz Encore Group provides premium programming distributed by cable, direct-to-home satellite and other distribution media throughout the United States and is wholly owned and consolidated by Liberty. Liberty Livewire provides sound, video and ancillary post production and distribution services to the motion picture and television industries in the United States and Europe and is majority owned and consolidated by Liberty.
On Command provides in-room, on-demand video entertainment and information services to hotels, motels and resorts primarily in the United States and is majority owned and consolidated by Liberty. Telewest, an equity method affiliate, operates and constructs cable television and telephone systems in the UK. Other includes Liberty's non-consolidated investments, corporate and other consolidated businesses not representing separately reportable segments.

The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant accounting policies. Liberty evaluates performance based on the measures of revenue and operating cash flow (as defined by Liberty), appreciation in stock price and non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate. Liberty believes operating cash flow is a widely used financial indicator of companies similar to Liberty and its affiliates, which should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

Liberty's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology, distribution channels and marketing strategies.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

Liberty utilizes the following financial information for purposes of making decisions about allocating resources to a segment and assessing a segment's performance:

                                                 CONSOLIDATED SUBSIDIARIES
                                              --------------------------------                EQUITY
                                               STARZ                                          METHOD
                                              ENCORE      LIBERTY        ON                  AFFILIATE
                                               GROUP     LIVEWIRE      COMMAND      OTHER    TELEWEST   ELIMINATIONS    TOTAL
                                              ------     --------      -------     ------    ---------  ------------    ------
                                                                              AMOUNTS IN MILLIONS
PERFORMANCE MEASURES:

Year ended December 31, 2001
    Revenue                                   $  863          593          239        364        1,811        (1,811)    2,059
    Operating cash flow                          313           89           44        (69)         431          (431)      377

Year ended December 31, 2000
    Revenue                                      733          295          200        298        1,623        (1,623)    1,526
    Operating cash flow                          235           44           49         12          330          (330)      340

Ten months ended December 31, 1999
    Revenue                                      539           --           --        190          857          (857)      729
    Operating cash flow                          124           --           --          9          235          (235)      133

Two months ended February 28, 1999
    Revenue                                      101           --           --        134          207          (207)      235
    Operating cash flow                           41           --           --          6           52           (52)       47

BALANCE SHEET INFORMATION:

As of December 31, 2001
    Total assets                               2,861          915          433     44,330        9,209        (9,209)   48,539
    Investments in affiliates                    138           --           --      9,938          795          (795)   10,076

As of December 31, 2000
    Total assets                               2,754        1,141          439     49,934       10,707       (10,707)   54,268
    Investments in affiliates                    155            8            2     20,299          377          (377)   20,464

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

The following table provides a reconciliation of segment operating cash flow to earnings before income taxes:

                                                          NEW LIBERTY                        OLD LIBERTY
                                      ---------------------------------------------------    ------------
                                         YEAR                YEAR            TEN MONTHS      TWO MONTHS
                                         ENDED               ENDED              ENDED           ENDED
                                      DECEMBER 31,        DECEMBER 31,       DECEMBER 31,    FEBRUARY 28,
                                          2001                2000             1999               1999
                                      ------------        ------------       ------------    ------------
                                                                AMOUNTS IN MILLIONS
Segment operating cash flow           $       377                  340              133                47
Stock compensation                           (132)                 950           (1,785)             (183)
Depreciation and amortization                (984)                (854)            (562)              (22)
Impairment of long-lived assets              (388)                  --               --                --
Interest expense                             (525)                (399)            (135)              (26)
Share of losses of affiliates              (4,906)              (3,485)            (904)              (66)
Nontemporary declines in fair
     value of investments                  (4,101)              (1,463)     --                         --
Gains (losses) on dispositions,
     net                                     (310)               7,340                4                14
Other, net                                     87                  527               85               373
                                      ------------        ------------       ------------    ------------
Earnings (loss) before income
     taxes and minority interest      $   (10,882)               2,956           (3,164)              137
                                      ============        ============       ============    ============

During the year ended December 31, 2001, Liberty derived 13.6% its total revenue from a single customer. Such revenue is attributable to the Starz Encore Group segment and the Other segment.

(16)  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                          1ST             2ND           3RD           4TH
                                                        QUARTER         QUARTER       QUARTER       QUARTER
                                                        -------         -------       -------       -------
                                                                      AMOUNTS IN MILLIONS
2001:

  Revenue                                               $   504             513           521           521
                                                        =======         =======       =======       =======
  Operating loss                                        $  (207)           (195)          (51)         (674)
                                                        =======         =======       =======       =======
  Loss before cumulative effect of
      accounting change                                 $  (697)         (2,125)         (215)       (3,711)
                                                        =======         =======       =======       =======
  Net loss                                              $  (152)         (2,125)         (215)       (3,711)
                                                        =======         =======       =======       =======
  Pro forma basic and diluted loss
      before cumulative effect of
      accounting change per common
      share                                             $  (.27)           (.82)         (.08)        (1.43)
                                                        =======         =======       =======       =======
  Pro forma basic and diluted net
      loss per common share                             $  (.06)           (.82)         (.08)        (1.43)
                                                        =======         =======       =======       =======

2000:

  Revenue                                               $   235             382           436           473
                                                        =======         =======       =======       =======
  Operating income (loss)                               $   (83)             67           147           305
                                                        =======         =======       =======       =======
  Net earnings (loss)                                   $   939             267         1,756        (1,477)
                                                        =======         =======       =======       =======
  Pro forma basic and diluted net
      earnings (loss) per common
      share                                             $   .36             .10           .68          (.57)
                                                        =======         =======       =======       =======